                                                                   EXHIBIT 10.24


[*] Confidential Treatment has been requested for certain portions of this exhibit.


                                  AUTOBYTEL.COM

                         LICENSE AND SERVICES AGREEMENT


This LICENSE AND SERVICES AGREEMENT (this "Agreement") is entered into as of November 23, 1998, (the "Effective Date") by and between autobytel.com inc., a Delaware corporation with offices at 18872 MacArthur Boulevard, Irvine, California, 92612 ("APT"), and Auto by Tel UK Limited, a corporation organized under the laws of the United Kingdom with offices at _______________ ("ABT/UK"), and describes the terms and conditions pursuant to which ABT will grant to ABT/UK a license to use and modify the Software and Business Procedures (as defined below) and to use certain related technology, to deploy, develop and support a localized version of such Software and Business Procedures.

                                   BACKGROUND

      WHEREAS, ABT is engaged in an Internet-based marketing business for new and used vehicles in North America that provides Internet users with fast, haggle-free, and courteous purchasing and related services designed to improve consumers' overall vehicle buying experience:

      WHEREAS, ABT/UK desires to market new and used vehicles, in the United Kingdom using the ABT proprietary Software, technology, and ABT Business Procedures;

      WHEREAS, ABT/UK desires to develop a localized version of ABT's proprietary Software and Business Procedures applicable to the United Kingdom;

      WHEREAS, ABT/UK is a wholly-owned subsidiary of Inchcape Automotive Limited, registered number 3580629 whose registered office is 33 Cavendish Square, London W1M 9HF, a corporation organized under the laws of the United Kingdom; and

      WHEREAS, ABT and Inchcape have entered into a Share Purchase Agreement of even date herewith memorializing certain arrangements between ABT and Inchcape plc regarding the ownership of ABT/UK.

      NOW, THEREFORE, in consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1     Definitions

      1.1 "ABT Brand" means the "Auto-By-Tel" trademark, service mark and logo, and the ABT/UK Domain, and does not include the mark DealerSites.com.


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      1.2   "ABT/UK Domain" means the Uniform Resource Locator "autobytel.uk.co"

      1.3 "Affiliate" of a party means (i) any entity controlled by, controlling, or under common control with such party, where "control" means ownership, either direct or indirect, of more than 50% of the equity interest entitled to vote for the election of directors or equivalent governing body and/or (ii) any entity of which such party has possession, either direct or indirect, of the power to direct or cause the direction of management and policies of the entity through ownership of voting securities, by contract or otherwise.

      1.4 "Business Procedures" means the general proprietary business procedures for operating the Local Business described on Attachment B, and any updates or new revisions thereof provided by ABT in accordance with this Agreement from time to time upon ninety (90) days prior notice, which, may be supplemented by ABT with more specific procedures as described in Section 2.9.

      1.5 "Confidential Information" means this Agreement and all its Attachments, any addenda hereto signed by both parties, all Software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Software, Business Procedures, and any other proprietary information disclosed by one party to the other.

      1.6 "Consumer Price Index" means the Consumer Price Index, for All Urban Consumers, Subgroup AA11 Items=, for the Los Angeles-Riverside-Orange County Area (Base Year 1982-84=100), which is currently being published by the United States Department of Labor, Bureau of Labor Statistics. If, however, this Consumer Price Index is changed so that the base year is altered from that used as of the Commencement Date, then the Consumer Price Index will be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same results that would have been obtained had the base year not been changed. If no conversion factor is available or if the Consumer Price Index is otherwise changed, revised or discontinued for any reason, the term "Consumer Price Index" will thereafter refer to the most nearly comparable official price index of the United States Government to obtain substantially the same result as would have been obtained had the original Consumer Price Index not been changed, revised or discontinued.

      1.7 "Derivative Work" means a derivative work within the meaning of 17 U.S.C. Section 101 of the U.S. copyright law (even if the term is not capitalized when used herein).

      1.8 "Documentation" means any electronic instructions, manuals or other materials, including without limitation on-line help files, regarding the development or use of the Software provided by ABT under this Agreement.

      1.9   "DRT" means the Dealer Communication System portion of the Software.


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      1.10  "Error" means a material, reproducible failure of the Software to perform in substantial conformity with the functional specifications in the Documentation.

      1.11 "Error Correction" means a release or version of the Software containing corrections or fixes of Errors which may be indicated by a change in the numeric identifier to the Software in the digit to the right of the decimal.

      1.12 "Fees" mean all minimum and monthly license, maintenance and other fees payable to ABT hereunder.

      1.13 "Global Brand Protocols" means the procedures for use of the ABT Brand set forth on Attachment C along with any revisions thereof, which ABT may, subject to Section 2.9, provide from time to time in its sole discretion upon ninety (90) days prior notice.

      1.14 "Gross Revenues" means all payments actually received by ABT/UK with regard to the Local Business, including without limitation fees received from dealers for participating in the Internet referral system, payments received from dealers as a result of Internet inquiries referred to them, sums received as payments for advertising on internet sites which are part of the Local Business, gross revenues from providing maintenance of, and training regarding, the DRT, and all other revenues arising directly out of the Local Business. Gross revenues will not include revenues from sales of cars, from servicing of cars or from other activities by ABT/UK or any of its affiliates other than the operation of the Local Business.

      1.15 "Launch Date" means the earlier of (a) the first date ABT/UK makes the World Wide Web site for the Local Business generally available on the World Wide Web; (b) thirty (30) days after completion of Initial Localization Services under Section 3.1(c); and (c) June 1, 1999.

      1.16 "Local Business" means a business providing Internet-based automotive and automotive related products and services relating to vehicle dealers located in the Territory.

      1.17 "Localized Version" means a Derivative Work of the Software and Business Procedures that implements the core functionality of the Software and Business Procedures, but incorporates the language, currency and functional variations for the Territory, which Derivative Works are in each case created by or for use by ABT/UK

      1.18 "Localize, or Localization" means any modifications to the Software or Business Procedures necessary to facilitate the operation and functionality of the Software on the operating systems or platforms within the Territory, or the modification of the Business Procedures to meet local custom or technological or regulatory requirements.


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      1.19  "Fiscal Quarter" means a period of three (3) consecutive calendar months which period commences upon the Launch Date, or three (3), six (6), or nine (9) months thereafter; or the anniversary of any of the foregoing.

      1.20 "Fiscal Year" means a period of four (4) consecutive Fiscal Quarters commencing on the Launch Date or the anniversary thereof.

      1.21 "Software" means ABT's existing proprietary Software products specified on Attachment A hereto, in source code form, and object code form (where applicable), together with any Error Corrections, Updates or Upgrades thereof provided to ABT/UK pursuant to this Agreement.

      1.22 "Territory" means the United Kingdom as constituted on the Effective Date.

      1.23 "Update" means a release or version of the Software, in source code form, and object code form (where applicable), containing minor functional enhancements, extensions, error corrections or fixes, which may be indicated by a change in the numeric identifier to the Software in the digit to the right of the decimal.

      1.24 "Upgrade" means any version of the Software, in source code form, and object code form (where applicable), designated as such by ABT, which contains new functionality or significantly enhanced operation and may be indicated by a change in the numeric identifier to the Software in the digit to the left of the decimal.

      1.25 "Use" means utilization of the Software by ABT/UK solely in accordance with this Agreement.

2.    Grant of License

      2.1 License. Subject to the terms and conditions of this Agreement, ABT hereby grants to ABT/UK:

            (a) an exclusive, non-transferable license in the Territory to copy and create Derivative Works of the Software, Business Procedures and Derivative Works thereof, in each case solely for the development of a Localized Version. In this Section 2.1 (a), "exclusive" means that ABT shall not for its own account, nor grant to any third party in the Territory a license to create derivative works of the Software or the Business Procedures in order to create a Localized Version in connection with the operation of a Local Business.

            (b) an exclusive, non-transferable license to Use the Software and Business Procedures in connection with the operation of the Local Business in the Territory; provided, however, that ABT/UK will not have the right to use the Software with respect to vehicle dealers outside the Territory. In this Section 2.1(b), "exclusive" means that ABT shall not for its own account, nor grant to


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any third party a license to use the Software or the Business Procedures in connection with the operation of a Local Business.

            (c) an exclusive, non-transferable license in the Territory to Use the Business Procedures and the Documentation solely for the operation of the Local Business, provided that ABT/UK operates the Local Business solely in the accordance with the Business Procedures; and provided that ABT/UK does not use the Business Procedures and Documentation with respect to vehicle dealers outside the Territory.

      2.2 Sublicenses. ABT/UK may grant non-exclusive sublicenses to vehicle dealers in the Territory to use copies of the DRT in object code format, solely for use in connection with the Local Business, and solely in connection with an end user license in a form as protective of ABT's rights as the form set forth in Attachment H. ABT/UK may grant sublicenses of the rights granted in Section
2.1 only upon the prior written approval of ABT.

      2.3 Copies. ABT shall deliver to ABT/UK, as soon as practicable, one (1) copy of the Software, one (1) copy of the related Documentation and one (1) copy of the Business Procedures. ABT/UK will be entitled: (a) to make two (2) copies of the Software solely for backup or archival purposes, (b) to retain one (1) copy of the Software for production purposes, and (c) to make and retain such copies of the Software as reasonably necessary for ABT/UK to Use the Software in connection with the Local Business; provided, however, that ABT/UK shall immediately advise ABT of any such copies made and their location. Except as otherwise set forth herein, ABT/UK may not copy, distribute, reproduce, use or allow access to the Software and Business Procedures. All copies of the Software will be subject to the terms and conditions of this Agreement. Whenever ABT/UK is permitted to copy or reproduce all or any part of the Software and Business Procedures, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced. ABT/UK shall not alter or remove any of ABT's trademarks, copyright notices or other proprietary notices affixed to the Software by ABT.

      2.4 Ownership. ABT owns all right, title and interest in and to the Software and Business Procedures, together with any Localized Version or other modifications to the Software and Business Procedures made by either ABT or ABT/UK in connection with Localization of the Software or Business Procedures. The licenses granted herein transfers to ABT/UK neither title, nor any proprietary or intellectual property rights to the Software, Business Procedures, or Documentation, or any copyrights, patents, or trademarks, embodied or Used in connection therewith, except for the rights expressly granted herein. Upon development of any Localized Version by ABT/UK, ABT/UK hereby assigns all right, title and interest to such Localized Version to ABT. Such Localized Version will be included as, and incorporated in, the Software for the purposes of the license grant in this Section 2. For any Localizations or Extensions incorporated into ABT's generally available version of the Software, ABT shall promptly incorporate related Documentation. Except as otherwise set forth in the applicable Work Order for the Localization services (as such term is defined in the "Services Agreement" in


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Attachment D, any modifications that are not Derivative Works of the Software or
Business Procedures and that contain no part of the Software or Business Procedures (such modifications to be referred to as "Extensions"), ABT hereby grants ABT/UK an irrevocable, non-exclusive, fully paid-up, nontransferable license to reproduce, distribute, publicly perform and display, transmit, and prepare derivative works of the Extensions in connection with the Local
Business. This license to use Extensions will survive the termination of this Agreement. All rights not expressly granted hereunder are reserved to ABT. To the extent that a Localized Version, or any Extension prepared by ABT/UK's employees or Contractors (as defined in Section 10.4) and provided to ABT hereunder, embody patentable methods of doing business, inventions, or algorithms ("ABT/UK Inventions"), then ABT/UK retains all right, title and interest in and to such ABT/UK Inventions, and ABT/UK hereby grants ABT an irrevocable, non-exclusive, fully paid-up, royalty-free, non-transferable license to make, have made, use, sell, import, and otherwise exploit products embodying such ABT/UK Inventions. ABT may sublicense such rights in connection with licenses of the Software and ABT's trademarks. This license to ABT/UK Inventions will survive the termination of this Agreement.

      2.5 Software and Business Procedure Localizations and Extensions. Except as otherwise set forth in this Agreement or as otherwise agreed by the parties, as between the parties, ABT/UK is responsible for any changes to the Software, Documentation, or Business Procedures necessary to Localize them in accordance with the operation of the Local Business. All such Localization changes, and the development of any Extensions, must be approved by ABT prior to development and implementation, as set forth in this Section. All such Localization changes and the development of any Extensions must be either: (i) performed by ABT in accordance with Section 3.1 below; or (ii) performed by ABT/UK, or by its independent contractor approved by ABT, under the technical oversight and subject to the approval of ABT, subject to Section 3.1 below. ABT's approval of such Localizations or Extensions shall not be unreasonably withheld, and without limiting the above, will not be withheld where the requested Localization or
Extension: (x) is required to comply with the laws and regulations of the Territory, or (y) is in current use in ABT's United States version of the Software. Further, subject to the above provisions of this Section 2.5, ABT may withhold approval for any implementation of a Localization or Enhancement which would materially impair the value of the ABT Brand, cause the Local Business not to be in accordance with the Business Procedures, or require a change in the technical architecture of the Software. Any modifications made to the Software, Documentation, or Business Procedures without the approval of ABT as set forth herein will be a material breach of this Agreement. Upon completion of any Localized Version or Extension (other than by ABT), ABT/UK must disclose to ABT a copy of such Localized Version or Extension. Any such disclosure of Localized Software or Extension must be in source code format.

      2.6 Updates and Upgrades. During the Term, and (except as required in Section 11.2(d)) subject to ABT/UK's payment to ABT of the Minimum Maintenance Fees and Maintenance and Support Fees set forth in Sections 5.3 and 6.2 below, ABT will deliver to ABT/UK any Error Corrections, Updates or Upgrades to the Software or Business Procedures that it releases to any of ABT's other local country affiliates or United States licensees within a reasonable time after such Error


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Correction, Update, or Upgrade is released in the United States. ABT/UK shall implement all Error Corrections, Updates, or Upgrades provided by ABT under this Agreement, no later than one (1) year after delivery thereof to ABT/UK. Notwithstanding the above, ABT will not be obligated to provide such Error Corrections, Updates or Upgrades during the period during which, in the reasonable discretion of ABT's project manager, they are in release for testing purposes or otherwise not suitable for release outside the United States.

      2.7   License Restrictions. ABT/UK shall not:

            (a) sell, lease, license, sublicense or distribute the Software, Documentation, or Business Procedures except in accordance with this Agreement;

            (b) provide, disclose, divulge or make available to, or permit use of the Software, Documentation, Business Procedures, or Localized Version by any third party without ABT's prior written consent, except as specifically authorized by this Agreement; or

            (c) use the Software for any purpose except as expressly provided for in this Agreement.

      2.8 Third Party Technology. The parties acknowledge that certain software, equipment, or technology of third parties, including without limitation server equipment, server software, and database software, may be required to operate the Software. ABT shall cooperate reasonably with ABT/UK to identify any such third-party technology, but ABT will not be obligated to provide any such third party technology to ABT/UK.

      2.9 Changes to Business Procedures and Global Branding Protocols. ABT may only make those changes to the Business Procedures and Global Branding Protocols that ABT makes generally for ABT's and ABT's licensees using the Software and Business Procedures. Where feasible, ABT shall seek comments and suggestions of ABT/UK regarding such changes. ABT shall discuss in good faith any concerns ABT/UK may have with respect to such changes.

3.    Obligations.

      3.1 Services. Upon mutual agreement, ABT may, from time to time, perform services and provide support to ABT/UK that will be subject to the Services Agreement included on Attachment D hereto (the "Services" as further defined below).

            (a) In addition to the compensation set forth in the definitive Services Agreement, ABT/UK shall reimburse ABT for the reasonable actual travel and living expenses of ABT's personnel engaged in performing the Services at locations other than ABT's facilities, together with other reasonable out-of-pocket expenses incurred in connection with the performance of such Services, subject to ABT's adherence to any travel policy reasonably promulgated by ABT/UK in connection therewith.


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            (b)   ABT/UK shall pay ABT for any Services provided under this
Section 3.1 in accordance with the payment terms set forth in Section 5 below.

            (c) ABT shall provide initial Services to Localize the Software (the "Initial Localization Services") in accordance with the initial Work Order (as such term is defined in the Services Agreement) set forth in Attachment E. ABT shall provide further Services to Localize the Software in accordance with such subsequent Work Orders agreed to by the parties in writing according to the software development procedures described in Attachment G.

            (d) Notwithstanding the above, ABT shall provide ABT/UK with a one-time, three (3) day "train the trainer" session at ABT's office in Irvine, California, at no charge to ABT/UK. ABT/UK will be responsible for any travel, living, and related expenses of any persons it sends to such training session.

      3.2 Scope of Services. The parties currently anticipate that the Services that may be performed in accordance with Section 3.1 above may include the following. However, nothing in this Section 3.2 will be deemed to create any binding obligation on either party.

            (a)   Hardware selection and configuration consulting services;

            (b) Business model conversion support for software systems and operating procedures;

            (c)   Marketing, sales and information technology training;

            (d) Support for training of vehicle dealers in the use of the DRT portions of the Software; and

            (e) Business Procedures marketing support, including support regarding know-how, cooperative advertising or other co-marketing activities.

      3.3 ABT/UK Obligations. ABT/UK shall operate the Local Business solely in accordance with the Business Procedures, which the parties acknowledge set forth general principles for operation of the Local Business. The parties shall agree in good faith upon more detailed business procedures, and ABT/UK shall use reasonable efforts to abide by the business procedures generally provided by ABT to its licensees. ABT/UK shall operate the Local Business solely in accordance with the laws, regulations, and other requirements of the Territory and of the European Union. During the Term, ABT/UK will devote sufficient resources and personnel to the Local Business to market, promote and operate the Local Business. ABT/UK will be responsible for training vehicle dealers in the use of the DRT portions of the Software and will be solely responsible for all costs and expenses related to the marketing, promotion and operation of the Local Business and for performing its obligations hereunder. ABT/UK


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will ensure that only properly trained and qualified persons perform ABT/UK's technical obligations under this Agreement.

      3.4 Hyperlinks. ABT shall, on and after the first date ABT/UK makes the World Wide Web site for the Local Business generally available on the World Wide Web, display a hypertext link on its Web page at the location where ABT provides links to its local country affiliates, pointing toward ABT/UK's home Web page for the Local Business, and ABT/UK shall, on and after the first date ABT/UK makes the World Wide Web site for the Local Business generally available on the World Wide Web, display a hypertext link on the home Web page for the Local Business pointing to such location.

      3.5 Territory and Sales. The parties acknowledge that ABT/UK may receive inquiries or orders for sales of products or services from persons outside the Territory. In such case, ABT/UK shall respond to such inquiries only in accordance with the laws of the Territory and the European Union. In addition, ABT/UK acknowledges that ABT may enter into agreements with other parties who will operate a Local Business outside the Territory. ABT/UK shall use its best efforts to resolve any channel conflicts with such third parties relating to such inquiries.

      3.6 Reports. No less frequently than each month, as reasonably requested by ABT, ABT Entity (as defined in Attachment B) will provide to ABT, in a format reasonably acceptable to ABT, a summary report of business data regarding the operation of the business of the ABT Entity, including without limitation the number of purchase requests and finance requests, Web statistics, and revenue data, as required for the ABT global data warehouse and reporting system.

4.    Warranty and Disclaimer

      4.1   ABT Warranty.

            (a) ABT represents and warrants to ABT/UK that during the Term, the Software in the form delivered to ABT/UK will perform in substantial accordance with the Documentation.

            (b) Without limitation to any other warranty, ABT represents and warrants to ABT/UK that the Software in the form delivered to ABT/UK is Year 2000 Compliant. "Year 2000 Compliant" means that the Software, when used in accordance with the Documentation and with the hardware and operating systems approved by ABT, will: (a) initiate and operate; (b) correctly store, represent and process dates; and (c) not cause or result in an abnormal termination or ending or degradation of performance; when processing data containing dates in the Year 2000 and in any preceding and following years, including leap years, provided that all third party products that exchange date data with the Software do so in a form and format compatible with the Software.

            (c) ABT warrants and represents to ABT/UK that the Software, in the form delivered to ABT/UK and on the media delivered to ABT/UK does not contain any virus, codes, commands or


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instructions that alter, delete, erase, damage, disable, disrupt, or otherwise interfere with A.BT/UK's use of, the Software.

            (d) If the Software does not perform as warranted under Sections 4.1(a), 4.1(b), or 4.1(c), ABT shall, at no charge to ABT/UK, use reasonably diligent efforts to correct the Software in accordance with the escalation procedures in Attachment F, and include the correction thereof in the next Error Correction released by ABT and provided to ABT/UK under Section 6.2 below. The foregoing are ABT/UK's sole and exclusive remedies for breach of warranties. The warranty will apply only if the then-current version of the Software has been properly installed and Used at all times and in accordance with the instructions for Use.

            (e) ABT represents and warrants to ABT/UK that ABT has full power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to ABT/UK herein.

            (f) ABT represents and warrants to ABT/UK that all Services performed by ABT under this Agreement shall be performed in a professional manner consistent with industry standards by personnel with the required training, background and experience to perform such services. In the event of a breach of such warranty, ABT shall re-perform the non-conforming services at no charge. The foregoing is ABT/UK's sole and exclusive remedy for breach of such warranty.

      4.2 ABT/UK Warranty. ABT/UK represents and warrants to ABT that ABT/UK has MI power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to ABT herein. ABT/UK represents and warrants to ABT that ABT/UK is sufficiently capitalized to undertake the business transaction contemplated hereunder.

      4.3   Disclaimer. EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH IN
SECTION 4.1 ABOVE, THE SOFTWARE, DOCUMENTATION AND BUSINESS PROCEDURES ARE PROVIDED "AS-IS" AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. ABT HEREBY DISCLAIMS ANY WARRANTY THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. ABT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE, DOCUMENTATION, BUSINESS PROCEDURES AND ANY SERVICES PROVIDED BY ABT HEREUNDER.

      4.4 Additional Disclaimer. The success of the business venture contemplated to be undertaken by ABT/UK by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of ABT/UK as an independent business operator and the active participation of ABT/UK in the daily affairs of the Local Business, as well as other factors. ABT does not make any representation or warranty, express, or implied, as to the potential success of the business venture contemplated by this Agreement.


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[*] Confidential Treatment Requested


5.    Compensation.

      5.1 Minimum License Fee. In consideration of the licenses granted herein, ABT/UK shall pay to ABT the minimum license fee specified on Attachment A ("Minimum Annual License Fee"). The Minimum Annual License Fee will be payable in four (4) equal installments, in advance of each Fiscal Quarter.

      5.2 Additional License Fees. In consideration of the licenses granted herein, ABT/UK shall pay to ABT the following fees ("Additional License Fees"):


                                      [*]



            (b) For the sixth (6th) Fiscal Year and each Fiscal Year thereafter, ABT/UK shall, no later than fifteen (15) days after the end of each month pay to ABT an amount equal to [*] of Gross Revenues received by ABT/UK during such month in connection with the operation of the Local Business. Such fees will be in addition to any fees due under Section 5.1. For purposes of this
Section 5.2, the "Credit Amount" means [*]; however, if ABT/UK terminates the maintenance portion of this Agreement under Section 11.2(d), the Credit Amount for each Fiscal Year ending after such termination will be [*]. ABT/UK may credit up to the Credit Amount each Fiscal Year against Additional License Fees payable under this Section 5.2(b). Such credits may only be applied against ABT/UK's payment of Additional License Fees under this Section 5.2(b) and in no event will be refundable to ABT/UK or reduce the amount of fees payable under
Section 5.1.

            (c) For the fourth (4th) and fifth (5th) Fiscal Years, ABT/UK shall pay ABT the fees set forth in Section 5.2(b). Notwithstanding the monthly payment and calculation of such fees under Section 5.2(b), in the fourth (4th) or fifth (5th) Fiscal Years, such fees will be calculated and paid on a Fiscal Quarterly basis. However, ABT/UK will not be required under this Section 5.2(c) to pay more than [*] of its cumulative Gross Profit to date during such Fiscal Year. For purposes of this section, "Gross Profits" for a Fiscal Quarter means Gross Revenues for such Fiscal Quarter, less trading expenses (i.e., all expenses of ABT/UK during the Fiscal Quarter, but not including interest expenses or taxes), less [*] of the Credit Amount for the Fiscal Year. For example:

     All figures in US $1,000                              QUARTER            FISCAL
                                                    1      2      3      4     YEAR
-------------------------------------------------------------------------------------------------------
A    Gross Revenues                                [*]    [*]    [*]    [*]    [*]

B    Fees due to ABT [*] of Gross                  [*]    [*]    [*]    [*]    [*]
     Revenue



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[*] Confidential Treatment Requested



C    Trading Expenses                              [*]        [*]        [*]        [*]        [*]
D    [*] of Credit Amount                          [*]        [*]        [*]        [*]        [*]
E    Gross Profit (=A-C-D)                         [*]        [*]        [*]        [*]        [*]
F    Cumulative Gross Profit for Fiscal            [*]        [*]        [*]        [*]
     Year to date
G    [*] Cumulative Gross Profit [*]               [*]        [*]        [*]        [*]        [*]
H    Credit Amount                                 [*]        [*]                              [*]
I    Additional License Fees, Less Credit          [*]        [*]        [*]        [*]        [*]
     [*]
J    Additional License Fee Payable (at            [*]        [*]        [*]        [*]        [*]
     the end of the Fiscal Quarter)
K    Cumulative License Fee Payable to             [*]        [*]        [*]        [*]        [*]
     date for Fiscal Year (which cannot be
     more than [*])



If, in the last Fiscal Quarter of the fourth (4th) Fiscal Year, ABT/UK has a negative Gross Profit for such Fiscal Quarter which will result in a negative cumulative Gross Profit for the fourth (4th) Fiscal Year, then ABT/UK may credit up to [*] of the amount of such negative Gross Profit for such Fiscal Year against payments of the Additional License Fee (after deduction of the Credit Amount), if any, due under this Section 5.2 for the fifth (5th) Fiscal Year. Such credits may only be applied against ABT/UK's payment of Additional License Fees under this Section 5.2(c) and in no event will be refundable to ABT/UK or reduce the amount of fees payable under Section 5.1. If, in the last Fiscal Quarter of the fifth (5th) Fiscal Year, ABT/UK has a negative Gross Profit for such Fiscal Quarter which will result in a negative cumulative Gross Profit for the fifth (5) Fiscal Year, then there will be no credit to the Additional License Fee due by ABT/UK in the sixth (6th) Fiscal Year.

            (d) No later than ninety (90) days after the end of each ABT/UK Fiscal Period during the Term, ABT/UK shall pay to ABT (by way of a fee payable, as set forth in this Section 5.2(d), in the ABT/UK Fiscal Period after that which has expired) [*] of any Aggregate Profits, where "Aggregate Profits" means aggregate profits of ABT/UK and its subsidiaries shown by the audited accounts of ABT/UK (and any subsidiary thereof, as applicable), that are available for distribution as defined in section 263(3) of the UK Companies Act 1985, (i) after adding thereto any amounts distributed or repaid as premium in respect of share capital to the shareholders of ABT/UK on or prior to the end of such ABT/UK Fiscal Period and (ii) after deducting any amounts owed by ABT/UK to its shareholders and the amount paid up in respect of the share capital of ABT/UK at the end of such ABT/UK Fiscal Period, less any amounts previously paid under this Section 5.2(d). No amount payable under this Section will be repayable to ABT/UK regardless of whether the calculation of Aggregate Profits for any later

[*] Confidential Treatment Requested



ABT/UK Fiscal Period would result in an a fee under this Section 5.2(d) of zero or less. If this Agreement is terminated other than at the end of a Fiscal Period, then no later than ninety (90) days after the termination of this Agreement, ABT/UK shall pay [*] of Aggregate Profits as defined above, as calculated as of the date of termination. For purposes of this Section 5.2(d), "ABT Fiscal Period" means a regular fiscal reporting period, no less frequent that an annual period, for which ABT/UK chooses to conduct its financial accounting. ABT/UK shall select the frequency and ending date of the ABT Fiscal Period, and notify ABT thereof in writing no later than one (1) year after the Effective Date.

            (e) Minimum Fee. Notwithstanding anything else in this Agreement, if ABT/UK pays to ABT less than [*] in Total Fees for any Fiscal Year, where "Total Fees" for a Fiscal Year means Minimum License Fees, Additional License Fees, and Minimum Maintenance Fees for such Fiscal Year, ABT/UK shall, within ninety (90) days after the end of such Fiscal Year, pay to ABT the difference between [*] and such Total Fees.


      5.3 Maintenance Fee. In consideration of the services to be provided by ABT under Section 6, ABT/UK shall pay to ABT the maintenance fee specified on Attachment A (the "Minimum Maintenance Fee"). The Minimum Maintenance Fee will be payable in equal monthly installments in advance. ABT may increase the Minimum Maintenance Fee after the first year of the Term, in proportion to any increase in the Consumer Price Index over the previous year.

      5.4 Taxes. All charges and Fees provided for in this Agreement are exclusive of, and do not include, any taxes, duties, or similar charges imposed by any government. ABT/UK shall pay or reimburse ABT for all federal, state, dominion, provincial, or local sales, use, personal property, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of ABT).

      5.5 Payment. ABT/UK shall calculate, denominate, and make all payments in U.S. Dollars by wire transfer to an account designated by ABT. Any payments due under this Agreement which are not paid when due will bear interest, to the extent permitted by applicable law, at the prime rate as reported by the Chase Manhattan Bank, New York, New York, beginning on the date such payment is due, plus an additional three percent (3%), calculated on the number of days such payment is delinquent. This Section 5.5 will not limit any other remedies available to any party.

      5.6 Records. ABT/UK shall make and maintain, and shall cause its subsidiaries to make and maintain, an accounting and record keeping system, including the basic accounting information necessary to prepare sufficient financial statements and a general ledger in accordance with the United Kingdom's Generally Accepted Accounting Principles (UKGAAP) with adequate and verifiable records and supporting documentation, including, without limitation, invoices, payroll records, check registers, sales tax records, cash receipts and disbursements journals, and general ledgers in order to calculate and confirm ABT/UK's payment obligations hereunder. At a minimum, ABT/UK will maintain such

[*] Confidential Treatment Requested


records until the expiration of three (3) years after the year to which such records pertain. ABT will have the right, at its own expense, to inspect, through either its employees or agents, and upon reasonable notice in writing, and during regular business hours, such records to verify the accuracy of fees paid by ABT/UK under the terms of this Agreement; provided, however, that any third party auditors must sign a non-disclosure agreement reasonably acceptable to ABT/UK. If any such examination discloses a shortfall in the fees due to ABT hereunder, ABT/UK shall reimburse ABT for the full amount of such shortfall plus interest and if the amount of the underpayment for any period is more than five percent (5%) ABT/UK shall pay ABT's costs of performing that audit with respect to such period.

6.    Maintenance and Support.

      6.1 Support. For so long as ABT/UK is current in payment of all fees, ABT shall provide Maintenance and Support as described in Section 6.2 below. ABT's provision of Maintenance and Support to ABT/UK will commence upon payment of the Maintenance Fee and will continue for as long as ABT/UK continues to pay the annual Maintenance Fee.


     6.2 Maintenance and Support Services. For purposes of this Agreement, "Maintenance and Support" means that ABT will: (a) use reasonably diligent efforts to correct and resolve Errors that ABT/UK reports to ABT in accordance with the escalation procedures set forth in Attachment F and (b) provide Error Corrections, Updates and Upgrades, if any, to the Software, Business Procedures and Documentation that ABT releases during the current period covered by the Minimum Maintenance Fee, in accordance with Section 2.6; and (c) up to [*] hours of technical support per year, in English, pursuant to the escalation procedures in Attachment F, and the software development resource commitment guidelines in Attachment G. The parties acknowledge that such technical support services may be applied to any Services performed by ABT pursuant to the Services Agreement in Attachment D and will not include any time spent by ABT to create or provide Error Corrections, Updates, or Upgrades, or to provide telephone support related thereto, except as mutually agreed in a Work Order as specified in Attachment D. ABT shall provide ABT/UK with a monthly report of the hours of technical support provided by ABT under this Section 6.2. Each month, ABT shall invoice ABT/UK in arrears for Fees for any Maintenance and Support services in excess of one-twelfth of the allotted [*] hours for the year, in reasonable detail showing such additional hours to the nearest quarter hour, and Customer shall pay such Fees no later than fifteen (15) days after the invoice date. Any such additional Maintenance and Support services will be billed at a rate equal to [*] per hour. ABT may increase such rate after the first year of the Term, in proportion to any increase in the Consumer Price Index over the previous year.


      6.3 Project Managers and Staff. Each party shall designate a project manager to administer Maintenance and Support under this Agreement. The parties shall coordinate all Maintenance and Support work under this Agreement through such project managers. Each party may change its project manager upon written notice. ABT will ensure that only properly trained and qualified persons perform its technical obligations under this Agreement.

7.    Trademarks and Domain Names.

      7.1 Trademarks. ABT hereby grants to ABT/UK the exclusive right to use the ABT Brand in connection with a Local Business in the Territory. The above license will include, without limitation, the right to indicate to the public that ABT/UK is an authorized licensee of ABT and to advertise ABT/UK's products and services in connection with the Local Business under the ABT Brand. ABT/UK shall fully comply with the Global Brand Protocols in relation to ABT/UK's use of the ABT Brand. All representations of the ABT Brand that ABT/UK intends to use must first be submitted to ABT for approval of design, color and other details, subject to the following limitations: (a) ABT's approval will not be unreasonably withheld or delayed; (b) such approval, once given, will not be unreasonably withdrawn; and (c) once ABT has approved a particular use, ABT/UK need not re-submit for approval any substantially similar use.

      7.2 Restrictions. Except as set forth in this Section 7, nothing contained in this Agreement will grant or will be deemed to grant to ABT/UK any right, title or interest in or to the ABT Brand. ABT/UK shall not challenge or assist others to challenge the ABT Brand (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof or attempt to register any trademarks, marks trade names, Uniform Resource Locators, or other designations confusingly similar to those of ABT. If ABT/UK, in the course of exercising its rights hereunder, acquires any goodwill or reputation in the ABT Brand, all such goodwill or reputation will automatically vest in ABT when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to A.BT/UK, and ABT/UK agrees to take all such actions necessary to effect such vesting, including without limitation the transfer to ABT of rights in any filings or registrations made under Section 7.3 below, and including without limitation the transfer from ABT/UK to ABT the ABT Domain upon termination of this Agreement. Upon termination of this Agreement, ABT/UK shall immediately cease to use the ABT Brand.

      7.3 Trademark Registrations in the Territory. ABT/UK shall advise ABT regarding the appropriate registrations or filings appropriate to protect the use of the ABT Brand in the Territory. ABT shall make, and ABT/UK shall cooperate with ABT to make such registrations or filings with the appropriate authorities. ABT shall pay all costs or fees associated with such filing.

      7.4 Registered User Agreements. ABT/UK shall cooperate with ABT to make any registrations or filings with the appropriate authorities referenced in
Section 7.3, including without limitation entering into registered user agreements with respect to the ABT Brand pursuant to applicable trademark law requirements in the Territory. ABT will be responsible for proper filing of registered user agreements with appropriate government authorities and shall pay all costs or fees associated with such filing.

      7.5 Name Branding; Product Protection. On any promotional materials used or disseminated by ABT/UK relating to the Local Business, ABT/UK shall display the ABT Brand. Where both ABT/UK's marks and the ABT Brand are displayed, the marks will be presented equally legibly, and in a size and style in accordance with ABT's then-current Global Brand Protocols.

      7.6 Domain Names. ABT hereby grants to ABT/UK the right to use the ABT/UK Domain, solely for the operation of a Local Business. ABT shall, prior to the first date ABT/UK makes the World Wide Web site for the Local Business generally available on the World Wide Web, register the ABT/UK Domain name with InterNIC or its successor Internet name assignment authority, and shall pay the registration fees for one year. Thereafter, ABT/UK shall in a timely fashion renew such registration with such authority at its own expense each time such registration becomes due during the Term.

8.    Limitation of Liability

            EXCEPT FOR LIABILITY FOR THIRD PARTY CLAIMS ARISING OUT OF SECTIONS 9 OR 10, (A) IN NO EVENT WILL EITHER PARTY'S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE TOTAL AMOUNTS PAID OR PAYABLE BY ABT/UK TO ABT UNDER THIS AGREEMENT, AND (B) IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF. ANTICIPATED PROFITS, LOSS OF DATA, OR LOSS OF USE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.    Indemnification for Infringement

      9.1 ABT Indemnity for Infringement. ABT shall, at its expense, defend or settle any claim, action or allegation brought against ABT/UK that the Software, or any Localization or Extension developed by ABT, or the use of the ABT Brand in the Territory, infringes any copyright, patent, trademark or trade secret right of any third party, or that any Localization or Extension not developed by ABT/UK infringes such rights as a necessary result of specifications required by ABT, and shall pay any final judgments awarded or settlements entered into; provided that ABT/UK gives prompt written notice to ABT of any such claim, action or allegation of infringement and gives ABT the authority to proceed as contemplated herein. ABT will have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, and ABT/UK may not settle or compromise such claim, action or allegation, except with the prior written consent of ABT. ABT/UK shall give such assistance and information as ABT may reasonably require to settle, or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, ABT shall, at its sole option and expense:

            (a) procure for ABT/UK the right to continue use of the Software or Business Procedures or infringing part thereof,

            (b) modify or amend the Software or Business Procedures or infringing part thereof, or replace the Software or Business Procedures or infringing part thereof with other Software or Business Procedures having substantially the same or better capabilities; or if neither (a) nor (b) is reasonably possible,

            (c) terminate this Agreement and repay to ABT/UK a portion of the Minimum Annual License Fee equal to the amount paid by ABT/UK less an amount equal to one twelfth (1/12) of the total Minimum Annual License Fee for each month or portion thereof of the current one (1) year term to account for use by ABT/UK.

      The foregoing obligations will not apply to the extent the infringement arises as a result of modifications to the Software not made by or for ABT. The foregoing states the entire liability of ABT with respect to infringement of any patent, copyright, trademark, trade secret or other proprietary right.

      9.2 ABT/UK Indemnity. ABT/UK shall, at its expense, defend or settle any claim, action or allegation brought against ABT (to the extent not covered by Section 9.1) arising from the act or omission of ABT/UK, where a third party alleges fraud, misrepresentation, or unfair business practices arising from the operation of the Local Business, or those that arise from a third party allegation that a Localized Version or Extension, infringes any copyright, patent, trademark, or trade secret or other intellectual property right of any third party, or that any Localization or Extension developed by ABT/UK infringes such rights as a necessary result of specifications required by ABT/UK, and shall pay any final judgments awarded or settlements entered into; provided that ABT gives prompt written notice to ABT/UK of any such claim, action or allegation of infringement and gives ABT/UK the authority to proceed as contemplated herein. ABT/UK will have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, and ABT may not settle or compromise such claim, action or allegation, except with the prior written consent of ABT/UK. ABT shall give such assistance and information as ABT/UK may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, ABT/UK may, at its sole option and expense:

            (a) procure for ABT the right to continue use of the Localized Version or Extension or infringing part thereof; or

            (b) modify or amend the Localized Version or Extension or infringing part thereof, or replace the Localized Version or Extension or infringing part thereof with other materials having substantially the same or better capabilities.

      9.3 Prosecution of Infringers. ABT and ABT/UK shall give each other written notice of any acts of infringement by third parties involving intellectual property rights relating to the Localized

Version, Extensions, Software, Business Procedures, or ABT Brand anywhere in the Territory of which ABT or ABT/UK has knowledge, and the parties shall consult together with a view to determine the course of action, if any, to be taken in such circumstances. ABT will have the right to take action to enforce such rights. If the parties are unable to agree on any such course of action to be taken, then ABT shall authorize ABT/UK to take such actions as ABT/UK considers necessary or appropriate and ABT/UK will be entitled to take such actions at ABT/UK's expense. Each party shall render to the other any assistance requested by the other in proceedings against an infringer within the Territory, at the other party's expense. Any damage that might be awarded will, after deduction of actual costs, be awarded to the party that undertakes legal action.

10.   Confidential Information

      10.1 Obligations. The parties acknowledge and agree that the Confidential Information disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") directly or indirectly (which information is marked as "proprietary" or "confidential" or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure) hereunder constitutes the confidential and proprietary information of the Disclosing Party. The Receiving Party shall retain in strict confidence and not disclose to any third party any Confidential Information without the Disclosing Party's express written consent, and the Receiving Party shall not use such Confidential Information except to exercise the rights and perform its obligations under this Agreement. Without limiting the foregoing, each party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance, and in no event less than reasonable care.

      10.2 Exceptions. The Receiving Party shall be relieved of this obligation of confidentiality to the extent it can demonstrate that any such information is: publicly available, already in the Receiving Party's possession at the time of disclosure and not subject to a confidentiality obligation, obtained by the Receiving Party from third parties without restrictions on disclosure, independently developed by the Receiving Party without reference to Confidential Information, or required to be disclosed by order of a court or other governmental entity or stock exchange, or disclosed to business or legal advisors acting under a duty of confidentiality.

      10.3 Source Code Protections. ABT/UK shall not under any circumstances distribute the source code for the Software in any manner. ABT/UK shall reproduce and shall not obscure or remove any marking on any copy or Derivative Work of the source code for the Software. In addition, each copy or Derivative Work of the source code for the Software must be marked as the confidential and proprietary property of ABT to which access is restricted, and ABT/UK shall keep and use the source code for the Software solely at ABT/UK's secure development facilities under password protection. ABT/UK agrees to limit access to the source code for the Software twenty-four (24) hours a day, and strictly to those employees or Contractors to whom access is reasonably necessary in order to carry out the permitted uses of the source code for the Software hereunder. ABT/UK shall keep records of all persons who have access to the source code for the Software. At ABT's request, ABT/UK agrees to provide such records to ABT for review.

      10.4 Contractors. ABT/UK may appoint a third party contractor ("Contractor") to assist ABT/UK in ABT/UK's modification or implementation of the Localized Version as authorized hereunder; provided, however, that any such Contractor's access to and use of the Software (including the Localized Version): (a) will only be permitted pursuant to a signed written agreement between ABT/UK and such Contractor that contains terms at least as restrictive as those set forth in this Section 10, (b) protects ABT's proprietary rights in the Software to the degree set forth in this Agreement, and (c) grants the Contractor no rights in the Localized Version beyond those expressly granted hereunder ("Contractor Agreement"). Such agreement must be approved in writing by ABT prior to its execution. ABT may perform technical oversight of all work performed by a Contractor in accordance with this Section 10.4.

      10.5 Notification of Security Breach. ABT/UK shall notify ABT promptly in the event of any breach of its security of which ABT/UK becomes aware, under conditions in which it would appear that the trade secrets contained in the source code for the Software or the Localized Version were prejudiced or exposed to loss. ABT/UK shall, upon request of ABT, take all other reasonable steps necessary to recover any compromised trade secrets disclosed to or placed in the possession of ABT/UK by virtue of this Agreement. The cost of taking such steps will be borne solely by ABT/UK, unless ABT willfully caused the breach.

      10.6  Injunctive Relief In the event of breach of the provisions of
Section 10.1 or 10.3, the non-breaching party will have no adequate remedy at law and will be entitled to seek immediate injunctive and other equitable relief, without the necessity of showing actual money damages.

11.   Term and Termination

      11.1 Term. This Agreement and the licenses granted hereunder will be effective as of the Effective Date and will continue in full force and effect for a term of twenty (20) years (the "Term") after the Launch Date, unless terminated as set forth in this Section 11.

      11.2 Termination. This Agreement may be terminated only as follows, if any of the following events ("Termination Events") occur:

            (a) Termination at Will. ABT/UK may terminate this Agreement, for any reason or no reason, upon no less than one hundred eighty (180) days prior written notice to ABT; however, such notice may not be given before the date one
(1) year after the Launch Date.

            (b) Nonpayment of Fees. In the event that: (i) ABT/UK fails to pay the Fees as they become due, in accordance with Section 5 above, and (ii) fails to do so after sixty (60) days written

[*] Confidential Treatment Requested


notice thereof, ABT may terminate this Agreement upon written notice to ABT/UK; provided, however, that:


                  (i) ABT may terminate this Agreement based on non-payment of Fees only if. (A) the cumulative amount of unpaid Fees is more than [*]; or (B) any Fees in excess of [*] are unpaid for more than ninety (90) days. Notwithstanding the above, ABT shall continue to have the right to seek damages from ABT/UK, and seek attorneys' fees under Section 15.14.


                  (ii) In all events, if ABT attempts to terminate this Agreement under this Section 11.2(b), and the Fees due to ABT are subject to a good faith dispute, then either party may initiate an arbitration proceeding in accordance with Section 15.13(c), and the Agreement shall remain in force during such arbitration provided that ABT/UK continues to pay ongoing Fees into an escrow account to be distributed based on the findings of the arbitrator.

            (c) Default. In the event that either party defaults in the performance of a material non-monetary obligation under this Agreement (other than nonpayment of Fees as set forth in Section 11.2(b)(i) above, then the non-defaulting party may provide written notice to the defaulting party indicating: (i) the nature and basis of such default with reference to the applicable provisions of this Agreement; and (ii) the non-defaulting party's intention to terminate this Agreement. If such default is amenable to cure within thirty (30) days, the non-defaulting party may seek to terminate this Agreement under this Section 11.2(c) in the event that such material default is not cured within such thirty (30) day period. If such default is not amenable to cure within thirty (30) days, then the non-defaulting party may seek to terminate this Agreement if the defaulting party has not made significant and ongoing attempts to cure such default within thirty (30) days, or if the defaulting party has not cured such default as soon as possible thereafter. In either case, upon the expiration of such cure periods the non-defaulting party may initiate an arbitration proceeding to terminate this Agreement in accordance with Section 15.13(c). The parties shall instruct the arbitrators to make a determination as to whether a material default has occurred within thirty (30) days after the arbitration proceeding is initiated. If the arbitrators deter-mine that a material default has occurred, the non-defaulting party may terminate this Agreement immediately upon written notice.

            (d) Severable Termination for ABT/UK. In the event that ABT breaches and fails to cure its obligations under this Agreement and ABT/UK obtains the right to terminate this Agreement as contemplated in Section 11.2(c) above, ABT/UK shall have the right, after the date three (3) years after the Effective Date, to terminate this Agreement as to its obligation to pay Minimum Services Fees under Sections 3, 5.3, and the Services Agreement, and as to ABT's obligation to provide Services thereunder, but that all other provisions of this Agreement shall remain in force, however, each party will continue to be obligated to perform its duties under Section 2.6; or

            (e) ABT may terminate this Agreement immediately upon written notice if ABT/UK: (i) terminates or suspends its business; (ii) admits in writing its inability to pay its debts as they Mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority; or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal, foreign, or state statutes; or

            (f) ABT/UK may terminate this Agreement immediately upon written notice to ABT in the event that the final Deliverable (as defined in the initial Work Order referenced in Section 3.1(c)) is not accepted by March 31, 1999. Such termination will be deemed a termination at will, and will be ABT/UK's sole remedy and ABT's sole liability for ABT's failure to deliver conforming Initial Localization Services under Section 3.1(c). ABT/UK's ability to terminate under this Section 11.2(f) will cease upon the Launch Date. If ABT/UK terminates this Agreement under this Section 11.2(f), ABT/UK will not be obligated to pay any amounts not already due as of the date of termination under the Services agreement or under this Agreement; however, ABT/UK will not be entitled to any refund of any amount payable under this Agreement or the Services agreement.

      11.3  Effect of Termination.

            (a) Unwind Services. Upon any expiration or termination of this Agreement in accordance with Sections 11.2(a), (b), or (c) that takes place after the first date ABT/UK makes the World Wide Web site for the Local Business generally available on the World Wide Web, each party shall continue to perform its obligations under this Agreement, for a period of up to one hundred eighty
(180) days following the effective date of termination ("Unwind Services"). In consideration of the performance by ABT of such services and ABT/UK's continued use of the Localized Version, Business Procedures and ABT Brand during such period, ABT/UK shall continue to pay ABT the amounts set forth in Section 5, and the Agreement shall be deemed to continue in force until the termination of the Unwind Services.

            (b) Survival. Upon termination of this Agreement in accordance with the above provisions, the rights and licenses granted under this Agreement will immediately terminate except as otherwise stated herein. The terms and conditions of the following Sections will survive termination or expiration of this Agreement: 1, 2.3, 2.7, 4.3, 4.4, 5.6, 7.2, 8, 9, 10, 11.2, 11.3, 11.4, 13
and 15, as well as any payment obligations in accordance with Section 5 which accrued prior to expiration or termination hereof.

            (c) Return of Materials. Within thirty (30) days after the date of termination or discontinuance of this Agreement for any reason whatsoever, ABT/UK shall, at ABT's option, return or destroy any copies of the Software, Documentation, Business Procedures and any other Confidential Information in its possession that is in tangible form. ABT/UK shall furnish ABT with a certificate signed by an executive officer of ABT/UK verifying that the same has been done.

[*] Confidential Treatment Requested


            (d) Non-Competition. If this Agreement is terminated by ABT/UK under Section 11.2(a), or if this Agreement is terminated by ABT under Section 11.2(b), (c) or (e) before the end of the Term, then during the period between termination of this Agreement and two (2) years after termination of the Agreement, ABT/UK shall not operate a Local Business. If ABT/UK assigns this Agreement to another party in accordance with the terms of Section 12, this obligation will ran to ABT/UK, and to such assignee. Nothing in this Section 11.3(d) will be construed to limit the ability of ABT/UK or its affiliates to operate Web sites that primarily promote the automobiles and related products of a particular manufacturer, for instance, an Internet site promoting automobiles featuring the brand of Chrysler Corporation.

      11.4  License if ABT Enters Bankruptcy. If, at any time during the Term,
ABT: (a) files a voluntary petition in bankruptcy under Chapter 7 of 11 United States Code (the "Bankruptcy Code"); or (b) has an involuntary petition in bankruptcy filed against it under Chapter 7 of the Bankruptcy Code, which petition is not dismissed within ninety (90) days, ABT/UK may elect to retain its right in the licenses granted in this Agreement, subject to the terms of this Agreement, in accordance with Chapter 3, Section 365(n) of the Bankruptcy Code. The licenses granted in this Agreement will be deemed licenses of "intellectual property" under Section 365(n) of the Bankruptcy Code.

12. Nonassignment/Binding Agreement. Neither this Agreement, nor any rights under this Agreement, may be assigned or otherwise transferred by ABT/UK, in whole or in part, whether voluntary, or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of ABT. ABT may assign all its rights and obligations under this Agreement to an Affiliate of ABT. Any permitted assignee must agree in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.


13. Non-Solicitation. Each party acknowledges and agrees that the technical and development employees and consultants of the other party are a valuable asset of such party and are difficult to replace. Accordingly, each party agrees that, for the Term and for a period of two (2) years thereafter, it will not offer employment as an employee, independent contractor, or consultant to any such employee or consultant of the other party. In the event of a breach of the provisions of this Section 13, the parties agree that it would be difficult to determine the amount of actual damages that would result from such breach. The parties further agree that in the event of a breach of the provisions of this
Section 13, the breaching party shall pay the non-breaching party liquidated damages of [*] for each such breach, which is the parties' good faith estimate of the amount of damages to the non-breaching party from such breach.


14. Notices. Any notice, submission, or communication required or permitted under the terms of this Agreement, or required by law, whether or not so required elsewhere in this Agreement, must be in writing and must be: (a) delivered in person, (b) sent by first class registered mail, return receipt requested, or air mail, as appropriate, or (c) sent by overnight air courier; in each case properly posted and fully prepaid to the appropriate address set forth below. Either party may change its address for notice by notice to the other party given in accordance with this
Section 14. Notices will be considered to have been given at the time of the earlier of: (p) actual delivery in person, (q) the date of a receipt of such notice signed by an authorized representative of the party being notified, (r) the date of a written confirmation of receipt by the party being notified, or
(s) thirty (30) days after deposit in the mail as set forth above.

15.   Miscellaneous

      15.1 Force Majeure. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by embargoes, floods, acts of civil or military authority, fuel crisis, acts of God, strikes, lockouts, riots, acts of war, fires and explosions, but the inability to meet financial obligations is expressly excluded ("Force Majeure"). The time for performance will be extended for a period equal to the duration of the delay, but in no event longer than one hundred eighty (180) days. If, as a result of a Force Majeure, a party is unable to resume performance within such one hundred eighty (ISO) day period, the other party will have the right to terminate this Agreement.

      15.2 No Waiver; Amendment. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action. This Agreement may not be amended, except by a writing signed by both parties.

      15.3 Severability. If any term, condition, or provision of this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

      15.4 Entire Agreement. This Agreement (including the Attachments and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter.

      15.5 No Conflicting Provisions. No terms, provisions or conditions of any purchase order, acknowledgment or other business form that either party may use in connection with this Agreement have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of the other party to object to such terms, provisions or conditions.

      15.6 Consent. Unless expressly provided otherwise in this Agreement, any prior consent of ABT that is required before ABT/UK may take an action may be granted or withheld in ABT's sole and absolute discretion.

      15.7 Export Restrictions. ABT/UK understands that ABT is subject to regulation by agencies of the U.S. government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. ABT/UK warrants that it will comply in all respects with the Export Administration Regulations and all other export or re-export restrictions applicable to the technology and Documentation licensed hereunder. Further, ABT/UK shall cooperate as requested by ABT to ensure compliance with any export restrictions or licenses relating to the Software.

      15.8 Press Releases. Neither party shall disclose to any third party the terms and conditions of this Agreement, except as required by the law, of any relevant jurisdiction, or to any securities exchange or regulatory authority or governmental body or quasi-governmental department or agency to which either party is subject, wherever situated (including without limitation the London Stock Exchange Limited, the Panel on Takeovers and Mergers, the Securities and Exchange Commission, and the U.S. Department of Justice) whether or not the requirement has force of law, in which case the party making such disclosure shall take all such steps as are reasonable and practicable in the circumstances to agree upon the contents of such disclosure with the other party before marking such disclosure. Either party may disclose the terms and conditions of this Agreement to their respective legal or business advisors with a need to know acting under a duty of confidentiality. Notwithstanding the above, at a mutually agreed time, as soon as possible but no later than sixty (60) days after the Effective Date, ABT and ABT/UK shall issue a mutually acceptable joint press release announcing the relationship contemplated by this Agreement.

      15.9 Rights and Remedies. No exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

      15.10 Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

      15.11 Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods.

      15.12 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

      15.13 Dispute Resolution.

            (a) Escalation. If a dispute otherwise arises under this Agreement, it should be referred to the President of each of the parties for resolution, and such persons shall use their best efforts to resolve the matter for no less than thirty (30) days. Any matter such persons are unable to resolve within such period may be submitted to the dispute resolution procedure set forth in Section 15.13 (b) or (c), as applicable.

            (b) Fast Track Resolution for Technical Disputes. For all disputes between the parties that relate to technical issues under this Agreement, which disputes cannot be resolved under Section 15.13(a), the parties shall refer the dispute to a single third party individual mutually agreed to by the parties, who possesses such technical expertise and impartiality to resolve the dispute, such approval of such individual not to be unreasonably withheld (the "Expert"). The parties shall each bear fifty percent (50%) of the Expert's expenses, and shall direct the Expert to issue a decision on the matter within fifteen (15) days, which decision shall be final and binding on both parties. If the parties are unable to agree upon an Expert, or upon whether a dispute is a technical dispute, notwithstanding the good faith efforts to do so, then the dispute shall be submitted to arbitration as set forth in Section 15.13(c). Except as expressly set forth to the contrary in this Section 15.13(b), any such fast track resolution will take place according to the procedures set forth in
Section 15.13(c).

            (c) Arbitration. Any dispute or claim arising out of or in relation to this Agreement not resolved by Sections 15.13(a) or 15.13(b) above must be settled by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force ("Rules") and by one (1) arbitrator appointed in accordance with said Rules. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration will be Orange County, California, U.S.A. Any monetary award must be calculated and denominated in U.S. dollars and the arbitration must be conducted in the English language. Notwithstanding the other provisions of this Section 15.13, either party may apply to any court of competent jurisdiction for injunctive or equitable relief

      15.14 Legal Expenses. If there is a successful action by one party against the other party to enforce this Agreement or obtain damages as a result of any breach of this Agreement, then the prevailing party shall be entitled to recover from the other party, in addition to any damages, all costs and expenses incurred by the prevailing party in connection with the action, including reasonable attorneys' fees and court costs.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by duly authorized representatives on the dates set forth below.

autobytel.com inc.                     ABT/UK

By: ?????                              By: ?????
   --------------------------------        ---------------------------------
Name:                                  Name:
     ------------------------------         --------------------------------
Title:                                 Title:
      -----------------------------          -------------------------------
Date:                                  Date:
     ------------------------------         --------------------------------
Address:                               Address:
        ---------------------------            -----------------------------

-----------------------------------    -------------------------------------

                                                       CONFIDENTIAL - WSGR DRAFT
                                                                        11/20/98

                                  ATTACHMENT A

SOFTWARE:

The Software will include all core business applications, including:

---------------------------------------------------------------------------------------------------------------------------------
CATEGORY            APPLICATION NAME         DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------

Consumer Product    Affinity Programs        Restricted view of Consumer Web Interface customized for Affinity Partners. Users are limited to the web pages (functionality) specified by Affinity Partner.
---------------------------------------------------------------------------------------------------------------------------------
                    Finance                  Used by End-User Customers to apply for credit to buy/lease an automobile.
---------------------------------------------------------------------------------------------------------------------------------
                    Information Provider     Used to provide New/Used Car Information to customers via links to various information
                    Links                    providers.
---------------------------------------------------------------------------------------------------------------------------------
                    Insurance                Hyperlink to Insurance Site(s).
---------------------------------------------------------------------------------------------------------------------------------
                    Mobalist                 Used by End-User Customers to sign-up for and monitor Mobalist Rewards account.
---------------------------------------------------------------------------------------------------------------------------------
                    New Car Request          Used by End-User Customers to gather new car information and request a price quote.
                    Process (FasTrak)
---------------------------------------------------------------------------------------------------------------------------------
                    Online Customer          Used by End-Users to check on status of Purchase and Finance Requests.
                    Service Center
---------------------------------------------------------------------------------------------------------------------------------
                    Quality Assurance        Allow End-Users to answer QA survey questions.
                    Survey (QA)
---------------------------------------------------------------------------------------------------------------------------------
                    Used Car Request         Used by End-User Customers to gather used car information, review dealer used car
                    Process (FasTrak)        inventories, and make a used car purchase request.
---------------------------------------------------------------------------------------------------------------------------------
Dealer Interface    Dealer Communication     Used by ABT Contracted Dealers to manage purchase requests and customer contact
                    System (DRT)             information; Maintain Used Car Inventory information for Dealership(s).
---------------------------------------------------------------------------------------------------------------------------------
Dealer Management   Contract Management      Used by ABT Contract Administration department to manage contracts with subscribers
                    (CM)                     including New Car (Postal), Used Car, Finance and DRT.
---------------------------------------------------------------------------------------------------------------------------------
                    Distribution [Dealer]    Used by ABT Dealer Support Services (DSS) to set-up and maintain relationship with
                    Management (RD)          dealers.
---------------------------------------------------------------------------------------------------------------------------------
                    QA Survey (QA)           Used by ABT DSS/Training to monitor customer satisfaction and closure rates; Dealer
                                             Performance.
---------------------------------------------------------------------------------------------------------------------------------
Financial           Car matching             Match vehicle make, model, series in ABT_PROD database to vehicles in GE Capital
Processing                                   database in order to determine residual values.
---------------------------------------------------------------------------------------------------------------------------------

                                                         CONFIDENTIAL-WSGR DRAFT
                                                                        11/20/98

                  Credit Union Faxing        Faxes consumer purchase requests to Credit Unions for processing.
                  (CU FX)

                  Customer Financial Fax     Faxes credit decisions to dealers for finance requests submitted by consumers.
                  to Dealer
                  (FinFaxDealer)

                  Financial Status           Provides system operations with access to processing statistics, error logging
                  Monitor                    and recovery procedures for financial request processing system.
                  (Financial Status)

                  Finance/Customer           E-mails credit decisions/information from financial institutions to consumers.
                  Email (FML2)

                  Bank Matcher, Bank         Sends financial requests to and receives credit decision from financial institutions.
                  Transfer, Bank Watcher
                  (FSMFrame)

Information       Postal Code Updates        Imports Postal Code related data from Postal Service, GDT. Import Postal Code
Provider                                     Centroids (Longitude, Latitude of center of zip codes).
Interface

                  Used Car Import/Export     Import/Export Used Car data to/from information providers.


                  VIN Decoding Import        Import Vintek data. Vintek provides the information required to Decode VIN's.


                  New/Used Car               Import Intellichoice data including make, model, series, options and pricing
                  Information Import         information.

MIS               Financial Reports          Reporting on Financial Requests. Reports are summarized by various
                  (Financial)                dimensions including:

                                             Time - day, week, month, quarter, year
                                             Type - Lease, Retail

                  Intranet                   Basic management reporting, system operation monitoring, data maintenance and company/employee information.

                  MIS/Billing Interface      Used by ABT internal staff to pass billing data from ABT Core system to
                                             Dynamics (ABT's Internal Financial Accounting Application).

                  QA Reports (QA)            Reporting on Customer Satisfaction, Closure rates

                                             Time - day, week, month, quarter, year
                                             Geography - region, state, dealer
                                             Vehicle - make, model, series
                                             PR Type - New car or Used Car
                                             Contract - Paying, Non-Paying Dealers

[*] Confidential Treatment Requested


                                                        CONFIDENTIAL-WSGR DRAFT
                                                                       11/20/98

                  Standard Reports              Reporting on Purchase Requests. Reports are summarized by various
                        (Standard)                                                          dimensions including:

                                                                           Time - day, week, month, quarter, year

                                                                                Geography - region, state, dealer

                                                                                    Vehicle - make, model, series

                                                                                    PR Type - New Car or Used Car

                                                                            Contract - Paying, Non-Paying Dealers




    Various           Base Network               Much of the core functionality of the systems described above is
                    Architecture &             encapsulated in stored procedures/data tables in the following SQL
                Supporting Systems                               databases: ABT_PROD, ABT_FINANCE, ABT_INTERFACE.




MINIMUM ANNUAL LICENSE FEE:


     The annual Minimum Annual License Fee will be [*] payable in four (4) Fiscal Quarterly installments of [*].



ANNUAL MAINTENANCE FEE:


     The annual Minimum Maintenance Fee will be [*] payable in advance.

                                                         CONFIDENTIAL-WSGR DRAFT
                                                                        11/20/98

                                  ATTACHMENT B

                             ABT BUSINESS PROCEDURES

The following general principles will apply, in ABT/UK is described as the "ABT Entity." The parties will agree in good faith upon more detailed business procedures, and ABT/UK will use reasonable efforts to abide by the business procedures generally provided by ABT to its licensees.

GENERAL

ABT Entity will have a consumer focus and will supply consumer products and services at competitive prices, in a hassle free, haggle free environment. ("Universal Autobytel.com Philosophy")

ABT Entity will strive to offer all automotive related products and services, including the purchase or lease of new and used vehicles from dealers, financing, insurance and the sale of warranty services, and after market products, if applicable. Additional products and services may be added to the basic model, but only in accordance with universal ABT philosophy (for example, consumer to consumer used car sales, dealer to dealer auctions and the Mobalist).

CONSUMER

ABT Entity will supply consumer with access to information on automotive products and services, including pricing information, specifications and other useful information to educate the consumer on automotive related matters.

ABT Entity is to use a purchase request concept under which a consumer provides pertinent information and specifications on the vehicle the consumer wishes to purchase or lease. In addition, the ABT Entity will notify the consumer of purchase request's receipt, the dealer to whom the request was forwarded and provide a toll free number to call if purchase request is not responded to within a defined period of hours.

Consumer personal information will be considered confidential and treated as such. It should not be sold or supplied to external sources without the permission of the consumer. Any such distribution of data should be made to reputable external partners only.

DEALER

The goal of the Universal Autobytel.com Philosophy is that dealers and manufacturer will benefit from supplying consumer products and services at competitive prices, in a hassle free, haggle free environment.

                                                         CONFIDENTIAL-WSGR DRAFT
                                                                        11/20/98


ABT Entity must require each dealer to appoint at least one dedicated ABT Manager who is a salaried employee (not a commission salesman) whose function is to interact with the consumer from receipt of purchase request to delivery of the vehicle. The ABT Manager must respond to purchase requests within a defined period of hours.

For new car transactions, there will be exclusive geographic (e.g. postal code based) territories for each auto manufacturer franchise; one dealer per territory for each auto manufacturer franchise. The size of each territory will be based on criteria such as population, average driving distance, auto manufacturer franchise popularity (based on new vehicle registrations), Internet penetration and household income levels.

Dealers will be selected based on criteria such as reputation in community, consumer satisfaction, inventory, financial strength and ability to handle large volume of business.

Each dealer will sign a contract (with rights of ABT Entity to cancel if the dealer does not meet certain minimum performance requirements) paying ABT Entity monthly marketing and software fees (the determination of the fees being made on a country by country basis). The ABT Entity may also receive additional fees from the offering of various complementary products and services to the consumer.

ABT Entity will require the dealer to use the DRT system to process requests, manage customer contacts and record status of purchase requests through completion.

The ABT Entity will train the ABT Manager, educate the owner of the dealership, the manager and other relevant personnel on all ABT procedures. Such training sessions will include periodic visits to dealerships, classes, updates and reviews of ABT systems and software.

For used car transactions, the ABT Entity may include both dealers and independent dealers meeting ABT Entity standards (in accordance with the Universal Autobytel Philosophy). Used cars sold under ABT brand will be sold under a customer assurance program, which may include a money-back return or vehicle exchange policy and limited warranty policy. However, such a requirement will not apply to any "back lot" or exotic used car sales programs. ABT Entity will require dealers to maintain used car data in a timely manner. Dealers will be responsible for ensuring used car information is updated to reflect sales and/or availability.

ABT ENTITY OPERATIONS

ABT Entity will maintain a dealer relations organization to communicate with dealers and their ABT Managers.

ABT Entity will maintain a consumer communication organization to answer consumer questions and complaints.

                                                         CONFIDENTIAL-WSGR DRAFT
                                                                        11/20/98

ABT Entity will survey each consumer within a defined time after a purchase request is received. Surveys will be reviewed and the conclusions sent to the participating dealers on a monthly basis.

ABT Entity will remove ABT dealers who do not comply with ABT standards set by ABT in each country (but adhering to universal ABT philosophy).

ABT Entity will review all technical modifications/extensions with Autobytel.com CTO prior to the design, coding and implementation phases of each project. ABT Entity will abide to technology standards and direction provided by Autobytel.com. Any deviations from standards must be approved by the Autobytel.com CTO in advance of development and implementation. ABT Entity will ensure all Autobytel.com confidential proprietary and copyrighted materials are secured and used with at least the same care and procedures that the ABT Entity would use to protect its own confidential proprietary and copyrighted materials.

ABT Entity will provide for 24x7 system availability to the consumer (Web Site) and dealers (DRT), with only short, off-peak downtime for planned or unscheduled maintenance. Additionally, ABT Entity will implement a disaster recovery/business continuity plan to handle potential system/facility outages.

ABT Entity will, as soon as reasonably possible, implement a defined technical quality assurance process that provides for at least unit and system level testing of each significant system change. Autobytel.com will reserve the right to oversee QA procedures as necessary to ensure quality of customer/dealer experience with ABT systems.

                                                         CONFIDENTIAL-WSGR DRAFT
                                                                        11/20/98

                                  ATTACHMENT C

                          ABT'S GLOBAL BRAND PROTOCOLS

                           GLOBAL BRANDING PROTOCOL:

              INTRODUCTION TO GUIDELINES, PRACTICES AND PROCEDURES

Introduction

The Auto-By-Tel Corporation has recently changed its name to autobytel.com inc. and is currently in the process of conducting brand positioning research, which will be complete in September of 1995. Upon completion of this research, autobytel.com inc. will issue an update to its global brand standards protocol (and look book), containing all of the new brand identity materials. In the interim the old book is attached as an example of its contents as well as this introductory document which is designed to address some of the more immediate needs.

New Logo

Our new logo embodies some of our initial learning. We have chosen a mark symbolizing a road, which signifies a destination that leads to Autobytel.com as opposed to an automobile icon, which is more predictable. This mark is highly differentiated from other companies in the category and positions autobytel.com inc. as the leader. The new logo is reliable, innovative, trustworthy, contemporary yet timeless. The idea of a road leading to a destination is empowering for the consumer, reminding them that they are in the driver's seat when buying through autobytel.com inc. The conveying of the concept of a destination will create an association with the brand over time.

The logo will be adapted to each country by replacing the domain type that is relevant to that country; for example, autobytel.se, autobytel.ca, autobytel.uk, etc. Also the selling line can be inserted immediately in the lower left. Full treatments of the logo will be reviewed when the new look book is issued.

Purpose and Function of Global Standards

The purpose of the global brand standards is to clearly define and articulate the brand's core values and ensure that the brand's positioning remains consistent and properly communicated throughout all forms of marketing communication across the globe.

Since a brand is a promise of an experience, it is important that it be comprised of the intangible as well as the tangible values in order to best create an enduring relationship

                                                         CONFIDENTIAL-WSGR DRAFT
                                                                        11/20/98


between Autobytel.com and its stakeholder target constituencies - shareholders, consumers and dealers alike.

What Does the Standard Address

The image below graphically illustrates the intangible components (on the right), which the global brand protocol is designed to address.

Purpose and Intent of autobytel.com inc.'s "Global Brand Protocol and Look Book"

The purpose of the global brand protocol and "Look Book" when complete, will be to aid Autobytel.com, all its companies, subsidiaries, partners, and licensees to properly administer and steward autobytel.com inc.'s intangible assets - the brand. It is not designed to police licensees: but rather to ensure that the tenets of strong branding be observed for Autobytel.com so that all collateral, business, advertising, and web site creative and content guarantee quality and consistency of message. This will ensure that the net impression left in the mind of target audience is relevant, differentiated, and enduring. Differentiating Autobytel.com by experience (emotional bond) with the customer, versus just the key rational benefits (e.g. low-cost, haggle-hassle-free, etc.) will ensure the success of Autobytel.com.

Role of Autobytel.com Brand Management

It is the role of Autobytel.com Corporate Marketing to clearly articulate and communicate the brand's core value, identity, positioning, and Global Brand Protocol to all autobytel.com inc. companies, subsidiaries, divisions, partners and licensees.

Role of the Autobytel.com Global Brand Agency

It is the role of the global brand agency to develop, create, recommend and steward autobytel.com inc.'s brand positioning so that it conforms to autobytel.com inc.'s brand values. They have the responsibility of managing the Autobytel.com brand communications on a global scale while recognizing local needs. In this role the agency will steward the brand with regards to the quality and consistency of the brand's global advertising.

Role of the Local Agency

It is the role of the local country agency to create successful advertising that conforms to autobytel.com inc.'s brand positioning.

                                                         CONFIDENTIAL-WSGR DRAFT
                                                                        11/20/98



A LOOK AT THE REQUIREMENTS, PROCESS AND INTERACTION BETWEEN autobytel.com inc.'s GLOBAL BRAND AGENCY AND THE LOCAL COUNTRY'S AGENCY AS IT RELATES TO ADVERTISING

Generally speaking, autobytel.com inc.'s advertising (visual and copy content) must be in synergy with the brand's core values and comply with the brand's positioning strategy as will be stated in the "Global Brand Protocol & Look Book" (after the brand positioning project is completed in September).

While this book is dynamic and periodic updates should be expected, it is our intent to develop an enduring brand positioning, which should remain in effect over a number of years. All decisions regarding the appropriateness of Autobytel.com advertising will be measured against this benchmark.

Some general requirements and procedures which you should expect to see outlined in the Global Brand Protocol about Autobytel.com advertising follows:

Creative

All creative formats and units must:

Feature the appropriate upper and lower case treatment of the company name (e.g. autobytel.com inc., and Autobytel.com, etc.)

Feature the autobytel.com inc. logo

Feature the Autobytel.com tag-line (which will be translated by the global brand agency into the appropriate language for each county in a way that is mutually agreeable so that it mutually satisfies the requirements of both the brand and country's cultural environment.)

Feature the appropriate Autobytel.com URL (Uniform Resource Locator) for the country involved (e.g. autobytel.com, autobytel.ca, autobytel.uk, etc.)

reflect the highest level of moral and ethical standards within the community to which the commercial's message is to be conveyed reflect the brand's recommended look and feel (e.g. color palettes, typefaces, imagery, etc.) of which examples will be provided in the look book.

Autobytel.com strongly urges all licensees to use the network affiliate of the global brand agency. If for any reason, the licensee utilizes an agency that is not part of the global brand agency's network, the following will apply.

                                                         CONFIDENTIAL-WSGR DRAFT
                                                                        11/20/98

Creative Procedure

Each licensee does not need to submit creative concepts and executions to Autobytel.com for prior approval. But it is required that each country submit copies of all creative materials to autobytel.com inc.'s global brand agency at least quarterly. While it is not autobytel.com inc.'s intention to police creative, should the marketing materials not conform to the brand's positioning, Autobytel.com reserves the right to advise the country to discontinue the use of any creative that does not properly comply. In the unlikely event that this should occur, the country will be required to discontinue use of the materials within 45 days. Autobytel.com strongly encourages the country's local agency to implement an on-going dialogue with the global brand agency (a contact name will be issued). The frequency and format for this communication can be mutually agreeable to suit the needs and requirements of both parties, and may expand and contract based upon the need of each party.

Media Procedure

Each country can determine the specific marketing communications mix (e.g. PR, Advertising, Promotion, etc.) selection of media (e.g. Internet, TV, Radio, etc), and selection of specific media vehicles (e.g. stations, publications, etc), that is most appropriate for its culture and environment. autobytel.com inc. may volunteer from time to time, the sharing of information about media that has been particularly successful in other countries across the globe. We will encourage that all partners and licensees share information about what is/isn't working for the benefit of aggregated learning.

However, it will be required that information about marketing communication mix and media plans be shared and submitted to Autobytel.com Corporation on at least a bi-annual basis. This may be submitted either in a written or digital format.

Fees for Global Brand Management
(For countries not using the local affiliate of autobytel.com inc.'s global agency)

autobytel.com inc.'s global brand agency will be appropriately organized to steward the brand, bring strategic value to autobytel.com inc. and its licensees, and to facilitate communication among the parties. If the licensee does not use a local agency that is an affiliate of the global agency, autobytel.com inc. will charge the licensee for any expenses associated with stewarding the brand.

ADVERTISING OPPORTUNITY ON autobytel.com inc.'s WEBSITE

autobytel.com inc. will offer its licensees an opportunity to participate in its global web site advertising initiative. autobytel.com inc. plans to offer advertising on its U.S. site, and on each

                                                         CONFIDENTIAL-WSGR DRAFT
                                                                        11/20/98


country's local site if the country chooses to participate. If the licensee participates, autobytel.com inc. will require to country's site to allocate 50% of the total pages served and inventory. In return, autobytel.com inc. will offer licensees the opportunity to share in 50% of the revenues generated after expenses through this sale.

If the licensee is interested, additional details will be provided after this program is finalized. In the interim, here are some examples of the guidelines:

Site must be constructed to accommodate advertising

Screen real estate positioning must conform to autobytel.com inc.'s global advertising standards (currently this is a top right position and 3 IAB unit sizes will be utilized

50% of ad inventory (equal to approximately 50% of total pages served) will be allocated to this effort.

Licensee has 6 months after launch of site to have prepared for advertising

In Closing, please refer to the attached Global Brand Protocol and Look Book, which is currently in development. A number of sections have been added since the last submission.

                                                         CONFIDENTIAL-WSGR DRAFT
                                                                        11/20/98



autobytel.com inc.'s new U.S. Web site, launched 07/31/98



                                   [GRAPHIC]


Note: Upon completion of the brand positioning, the new selling line will appear below in the top ledge frame of the site.

                                  ATTACHMENT D

                               SERVICES AGREEMENT

                     AGREEMENT FOR CONSULTING BY AUTO-BY-TEL

This Agreement for Consulting ("Agreement") is made and entered into as of the ___ day of ___________, 199_ by and between autobytel.com inc., a Delaware corporation with offices at 18872 MacArthur Boulevard, Irvine, California, 92612 ("APT"), and Auto by Tel UK Limited, a ___________ corporation with offices at _____________ ("ABT/UK"). The ABT/UK desires to retain ABT as an independent contractor to perform certain development and consulting services for the ABT/UK as described in the License and Services Agreement between the parties dated _______________ ("License and Services Agreement"), and ABT is willing to perform such services on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

        1. SERVICES.

                (a) Work Orders. The parties may from time to time agree upon certain software development and related services to be provided by ABT under this Agreement ("Services"). The parties shall develop a description of such Services in reasonable detail ("Work Order") in a form substantially as set forth in the Work Order. ABT agrees to perform for the ABT/UK the services described in each Work Order on the terms and conditions set forth therein. The parties acknowledge that ABT/UK may have certain obligations under each Work Order, and all of ABT's obligations will be subject to the prompt performance of ABT/UK's obligations thereunder. In addition, any delays in ABT's performance of the Services due to allocation of ABT's development resources in accordance with requests of ABT/UK for additional Services will not be deemed a breach of this Agreement. The parties expressly agree that ATTACHMENT E to the License and Services Agreement will be the initial Work Order for this Agreement.

                (b) Change Orders. Any changes to Specifications ("Change Orders") are subject to mutual agreement. All Change Orders must be coordinated through a single point of contact for each party, and approved in advance in writing by CEO of ABT/UK and the CTO of ABT. The parties will discuss any proposed Change Order, and ABT will use reasonable efforts to estimate any additional fees that would result from changed or additional Services to be performed under the Work Order. If the parties cannot agree on whether a Change Order should be implemented, or upon the related fees, ABT/UK may, at its sole option and discretion, continue with the Work Order as specified before the Change Order, or terminate the Work Order and pay ABT for all services performed up to the effective date of termination. In such a case, ABT shall deliver to ABT/UK all work in process not yet delivered to ABT/UK under the Work Order; provided, however, that such work in process will be provided "as is," not subject to the warranty in Section 10(a).

                (c) Change Orders due to Technical Infeasibility. If ABT decides, in its reasonable discretion, during performance of a Work Order, that the Work Order is technically infeasible or that ABT, despite using its best efforts, will not be able to complete the Work Order, ABT shall notify ABT/UK that a Change Order is required to complete the development, and shall propose a Change Order to ABT/UK. ABT/UK may, at its sole option and discretion, agree to the Change Order, or terminate the Work Order, in which case, (a) ABT shall deliver to ABT/UK all work in process not yet delivered to ABT/UK under the Work Order; provided, however, that such work in process will be provided "as is," not subject to the warranty in Section 10(a);
(b) ABT/UK will not be obligated to pay for the work performed on that Work Order after the last-completed Milestone; and (c) ABT shall provide a reasonable number of hours of free technical support to assist ABT/UK to perform the remainder of the Work Order by itself or through a third party, up to 10% of the total hours for which ABT/UK has paid in connection with the Work Order.

        2. COMPENSATION

                (a) Services. ABT/UK shall pay ABT for performing the Services as shown in the Work Order.

                (b) Expenses. The ABT/UK shall also reimburse ABT for the reasonable actual travel and living expenses of its personnel engaged in the performance of Services at locations other than ABT facilities, together with other reasonable out-of-pocket expenses incurred in connection with performance of the Services. ABT shall adhere to any travel policy reasonably promulgated by ABT/UK, provided that ABT may incur expenses up to a total of ________ dollars without ABT/UK's prior approval.

                (c) Payments. ABT shall invoice ABT/UK for all amounts on or after the due date. Payment terms shall be net ____ days. Any amounts due ABT under this Agreement not received by the date due shall be subject to a service charge of one and one-half percent (1.5%) per month, or the maximum charge permitted by law, whichever is less. Any payment terms set forth in the applicable Work Order will take precedence over this Section 2(c).

        3. CONFIDENTIALITY. All information disclosed under this Agreement will be subject to Section 10 of the License and Services Agreement.

        4. OWNERSHIP. The work product resulting from the Services shall consist of, and shall operate in conjunction with, multiple elements of intellectual property, as set forth in the Work Order, approximately in the form set forth in Exhibit B. The parties' respective rights with respect to such intellectual property shall be as set forth below. For purposes of this Agreement, the term "ownership" shall refer to ownership of all intellectual property rights including, but not limited to, all patent, copyright, trade secret and trademark rights, as applicable, with respect to the subject intellectual property:

                (a) ABT/UK Materials and Pre-Existing ABT/UK Materials. For all materials designated as "ABT/UK Materials" in the Work Order, ABT agrees that such materials are the sole property of the ABT/UK, and shall be considered "works made for hire" as that term is defined in the United States Copyright Act. ABT further agrees to assign (or cause to be assigned) and does hereby assign fully to the ABT/UK all such works and the intellectual property rights relating thereto. For all materials designated as "Pre-Existing ABT/UK Materials" in the Work Order, ABT agrees that such materials are the sole property of the ABT/UK, and ABT/UK hereby grants to ABT a non-exclusive, non-transferable, royalty-free, fully paid up license to use, reproduce, and prepare derivative works of such materials solely for the purpose of performing ABT's obligations under this Agreement.

                (b) Third Party Materials. For all materials designated as "Third Party Materials" on the Work Order, the parties hereby agree that such materials shall be necessary for ABT/UK to use the ABT/UK

Materials or ABT Materials, and ABT/UK shall be solely responsible for obtaining necessary licenses to the Third Party Materials.

                (c) Pre-existing Materials and ABT Materials. For all materials designated as "Pre-existing Materials" or "ABT Materials" in the Work Order, ABT/UK agrees that such materials are the sole property of the ABT. All work product resulting from the Services will be deemed "ABT Materials" unless otherwise designated in the Work Order. ABT hereby grants to ABT/UK a license to use the ABT Materials as part of the Software, set forth in the License and Services Agreement. No other grants of licenses or rights to ABT/UK shall be implied from the provisions stated in this Agreement. ABT/UK shall not obliterate or remove and will reproduce ABT's intellectual property notices contained in the ABT Materials or Pre-existing Materials.

                (d) Further Assurances. Each party agrees to execute any additional documents deemed reasonably necessary to effect and evidence the other party's rights with respect to the intellectual property elements set forth above.

        5. REPORTS. Except as otherwise set forth in the applicable Work Order, ABT agrees that it will, approximately once per month during the term of this Agreement or any extension thereof, keep the ABT/UK advised as to ABT's progress in performing the Services hereunder and that ABT will, as requested by the ABT/UK, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of ABT's Services.

        6. TERM AND TERMINATION

                (a) Term. This Agreement will commence on the date first written above and will continue until final completion of the Services or termination as provided below.

                (b) Termination. The ABT/UK may terminate this Agreement or any Work Order at any time upon giving ten (10) days' prior written notice thereof to ABT, provided, however, that ABT/UK shall pay ABT for any Services performed up to the effective date of termination, and, promptly upon ABT's request, pay all of ABT's sunk costs related to any terminated Work Order, including without limitation any cancellation payments to third parties to terminate contracts entered into by ABT in reliance upon the Work Order. ABT shall deliver any work in process promptly after such payments. Such work in process will be provided "as is," and will not be subject to the warranty in Section 10(a). Either party may terminate this Agreement upon thirty (30) days' notice of any uncured material breach of this Agreement by the other party.

                (c) Survival. Upon such termination all rights and duties of the parties toward each other shall cease except Sections 3, 4, 8, 9, 10, 11, 12, and 13 shall survive termination of this Agreement.

        7. ASSIGNMENT. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by either party without the express written consent of the other.

        8. INDEPENDENT CONTRACTOR. Nothing in this Agreement shall in any way be construed to constitute ABT as an agent, employee or representative of the ABT/UK, but ABT shall perform the Services hereunder as an independent contractor.

        9. ARBITRATION. The parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement will be resolved as set forth in the License and Services Agreement.

        1O. WARRANTY AND DISCLAIMER.

                (c) ABT represents and warrants to ABT/UK that all software deliverables specified in any Work Order ("Software"), in the form delivered to ABT/UK, will perform in substantial accordance with the specifications therefor in the Work Order, and any other specifications developed in writing pursuant to the Work Order. If the Software does not perform as warranted, ABT shall use reasonably diligent efforts to correct the Software in accordance with the escalation procedures in Attachment F to the License and Services Agreement. The foregoing are ABT/UK's sole and exclusive remedies for breach of such warranty. The warranty will apply only if the then-current version of the Software has been properly installed and used in accordance with the instructions for use.

                (b) OTHER THAN AS EXPLICITLY SET FORTH IN THIS SECTION 12, ABT DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF TITLE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

        11. LIMITATION OF REMEDIES AND DAMAGES EXCEPT FOR CLAIMS ARISING FROM SERVICES PROVIDED HEREUNDER THAT ARE COVERED BY SECTION 9 OF THE LICENSES AND SERVICES AGREEMENT (A) EACH PARTY'S LIABILITY ARISING HEREUNDER SHALL BE LIMITED TO FEES PAID BY ABT/UK HEREUNDER, AND (B) NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS AND/OR BUSINESS INTERRUPTION, WHETHER FORESEEABLE OR NOT, AND WHETHER ARISING IN CONTRACT, TORT, OR NEGLIGENCE, EVEN IF A REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

        12. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto form the entire agreement of the parties and supersede any prior agreements between them with respect to the subject matter hereof.

        13. WAIVER. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ABT/UK:                                         ABT:



By:                                             By:
   -------------------------------                  ----------------------------

Print Name:                                     Print Name:
           -----------------------                         ---------------------


Title:                                          Title:
           -----------------------                     -------------------------

                                          EXHIBIT A

                                      WORK ORDER FORMAT


Services to be performed by ABT:

Compensation of ABT:

        (a) Rate of pay:           per
                         ---------     ----------

        (b) Total payment limitation:
                                     --------------------------------

        (c) Advance payment:
                            -----------------------------------------

        (d) Expenses authorized for reimbursement by the ABT/UK:

        (e) Other:
                  ---------------------------------------------------

        (f) Expected duration of project:
                                         ----------------------------


ABT/UK:                                           ABT:



By:                                               By:
  --------------------------------                   ---------------------------

Print Name:                                       Print Name:
           -----------------------                           -------------------

Title:                                            Title:
      ----------------------------                      ------------------------

                                    EXHIBIT B

  ABT/UK MATERIALS


  ABT MATERIALS


  THIRD PARTY MATERIALS


  PRE-EXISTING MATERIALS


  PRE-EXISTING ABT/UK MATERIALS

[*] Confidential Treatment Requested



                                  ATTACHMENT E

            WORK ORDER FOR INITIAL LOCALIZATION SOFTWARE DEVELOPMENTS

DEVELOPMENT OF SPECIFICATIONS AND ACCEPTANCE TEST PLAN. The parties intend that the performance of the Services will result in the production of one or more specifications describing the requirements to modify the Software (the "Specifications"), which will include a delivery schedule, estimated fees and expenses relating thereto, and associated deliverables ("Deliverables") and milestones ("Milestones"), and a plan for acceptance testing of the Software modifications to be performed ("Acceptance Test Plan"). ABT/UK will provide a written request for the Services to ABT in a mutually acceptable format. ABT will prepare detailed Specifications for such Services in a mutually acceptable format. Each Specification must be agreed upon in writing by the CEO of ABT/UK and the CTO of ABT.

If the parties cannot agree on the Specifications or Acceptance Test Plan, either party may terminate this Work Order upon written notice, and neither party will have any further obligations under this Work Order. Once the Specification is complete, the Specification will be added to this Agreement, and ABT shall perform the Services described therein. Any changes to a Specification after the Specification has been agreed to by the parties must be affected in accordance with the "Change Orders" section set forth below. The parties intend that there will be at least one Deliverable or Milestone for each month during which Services will be performed.

ACCEPTANCE TESTING. Upon delivery by ABT of any Deliverable consisting of software or modifications thereto, ABT/UK shall review such Deliverable according to the Acceptance Test Plan to determine whether it conforms in all material respects to the applicable Specifications. ABT/UK shall, no later than ten (10) working days after receiving such Deliverable, review and accept such Deliverable that meets the Specifications. Deliverables submitted for acceptance that ABT/UK does not reject in writing within such period will be deemed accepted. If ABT/UK rejects such a Deliverable, ABT/UK shall provide ABT with written notice setting forth in reasonable detail why the Deliverable fails to meet the Specifications. ABT will have thirty (30) days from notice of rejection to resubmit such Deliverable to ABT/UK for acceptance. This procedure will be repeated until the Deliverable is accepted. If any Deliverable is rejected more than twice ABT/UK may terminate this Agreement in accordance with the provisions of this Work Order below entitled "Termination." The Acceptance Test Plan must include, at a minimum, for ABT to test the Deliverables according to the then-current quality assurance procedures of ABT. Such testing must be approved in writing by the CTO of ABT. Acceptance testing must be approved in writing by the CEO of ABT/UK.


FEES. The fee for the Services (the "Fees") will be [*] per hour. The development of the Specifications and Acceptance Test Plan will be on a time and materials basis. All work thereafter will be payable on a time and materials basis upon completion of Milestones, as set forth in the paragraph below entitled "Fees." As part of the Specifications, the parties will agree on a budget for each Milestone. ABT will inform ABT/UK as soon as reasonably possible, but in no event later than the next weekly status report, if it appears to ABT that the Services required to complete a Milestone will exceed the amount budgeted by more than [*]. In such event, if the parties cannot agree on a revised budget for such Milestone, either party may terminate this Work Order immediately upon written notice, and if this Work Order is terminated, neither party will have any further obligations under this Work Order. ABT/UK's payment of Fees is subject to the provisions of Attachment G entitled "Penalties for Large Developments."

PAYMENT. ABT shall invoice ABT/UK each month for Fees and expenses due for Services performed during the previous month. ABT/UK shall pay ABT any expenses set forth on each invoice, within (10) days after receipt of the invoice.
ABT/UK shall pay ABT any Fees for a particular Milestone upon acceptance of such Milestone in accordance with the Acceptance Test Plan. ABT may credit against any such Fees any Minimum Maintenance Fees paid under the License and Services Agreement.

TERMINATION. If a Deliverable is rejected more than twice, as described above in the Section entitled "Acceptance Testing," or if the final Deliverable is not accepted by ________ , ABT/UK may provide written notice of its intent to terminate (a) this Agreement; or (b) both, this Agreement and the License and Services Agreement in accordance with Section 11.2(c). If ABT/UK terminates this Agreement under this paragraph, notwithstanding Section 6(b) of this Agreement, ABT/UK may withhold any amount associated with the current Milestone that it has not yet paid. For avoidance of doubt, any Minimum Maintenance Fees paid under the License and Services Agreement will not be refunded.

ABT/UK:                                           ABT:



By:                                               By:
  --------------------------------                   ---------------------------

Print Name:                                       Print Name:
           -----------------------                           -------------------

Title:                                            Title:
      ----------------------------                      ------------------------

                                  ATTACHMENT F

                           ABT ESCALATION PROCEDURES

ABT - International Technical Support Escalation Procedure

There will be one named primary technical support contact and one named backup support contact. All requests for technical support must come from the primary support contact. In the event the primary contact is not available, the backup contact may submit the technical support request. The primary support contact will be ____________ and the back-up support contract will be ______________.

Changes to the primary and/or backup support contacts must be received by ABT in writing 1 business day prior to them being effective.

All local Technical Support escalation will occur prior to any escalation to Auto-By-Tel International Technical Support team by either the primary or backup support contact. All infrastructure (Hardware/Network/Operating System/SQL Server/IIS Server) errors must be corrected prior to escalation.

All Technical Support calls related to remaining APPLICATION ERRORS or SYSTEM ERRORS with severity level of ERROR OR HIGHER should be routed through the ABT - Corporate NTS Support person at 1-949-xxx-xxxx. Response time will be as specified in table below.

All Technical Support calls that related to errors with severity level of WARNING or APPLICATION PROBLEMS (as defined below) should be referred to the ABT
- International Technology Support Coordinator at 1-949-xxx-xxxx.

The quoted response times relate to the time required to have a qualified technical support person contact the person who made the technical support request. Depending on the severity of the problem, reasonably diligent efforts will be made to resolve the problem as soon as possible within the guidelines under RESPONSE LEVEL.

  CATEGORY               DESCRIPTION
--------------------------------------------------------------------------------
  Application Problem     Problem related to the use of a specific application
                          program or module. The program does not appear to be
                          functioning correctly, however, no error messages have
                          been received.

  Application Error       An application program or module has issued an error
                          message. The error was not issued by the underlying
                          technology, (i.e. the network, operating system,
                          database management system server or internet server.

  System Error            An error message has been received when executing an
                          application or web page. The error message originated
                          from the underlying technology, not the application
                          itself.


SEVERITY                  DESCRIPTION                                          RESPONSE TIME              RESPONSE LEVEL
WARNING                   Provides information or warning message only.           72 hours                Effort during
                          Does not impact the overall operation of                                        Normal Bus.
                          the system.                                                                     Hours

ERROR                     Error interrupts processing of a single                 12 hours (Next          Effort during 7
                          application or module. System operation                 Business Day)           days/week 8am-
                          continues to support primary business functions.                                5pm, until resolved.

SEVERE ERROR               Error interrupts processing of multiple and/or         4 hours                 Effort 7
                           primary business applications. Primary business                                days/week 5am
                           operations are impacted.                                                       - 9 pm, until
                                                                                                          resolved

FATAL ERROR                Error causes system to become unavailable. All         1 hour                  Effort 7 x 24,
                           business processing is aborted.                                                until resolved

ABT will provide help desk support (i.e. other than reporting of Errors) by telephone from the hours of 2:30 p.m. to 5:30 p.m. Pacific Time on U.S. business days. ABT will handle all help desk inquiries during other hours by U.S. next business day fax/email back.

THE FOLLOWING CHART EXPLAINS THE RESPONSIBILITIES OF ABT AND ABT/UK REGARDING MAINTENANCE AND SUPPORT.

                     TECHNICAL SUPPORT/MAINTENANCE EXAMPLES

SITUATION                                          ABT                         ABT/UK                   COMMENTS
---------                                          ---                         ------                   --------
ABT/UK SQL Server configuration parameter          Assisted if Requested       Responsible for Fix      Any Hardware, Operating
(e.g. number of locks) is changed by               (Maintenance Hours)                                  System, or Third-party
ABT/UK Staff for tuning purposes. SQL                                                                   product configuration
Queries begin failing because there are                                                                 issues/changes/problems
not enough locks available.                                                                             should not be the
                                                                                                        responsibility of ABT.

ABT/UK Servers are running the UK-English          Assisted if Requested       Responsible for Fix      Same as above. ABT/UK should
(rather than US English) versions of               (Maintenance Hours)                                  work with Microsoft (or
the Microsoft software (NT, SQL Server, IIS).                                                           other vendor) technical
An error occurs in one of those                                                                         support to resolve problem.
third-party programs that causes the system to
fail. The error is related to the fact that the
UK-English version of the software is at a
slightly different revision level than the
US version.

ABT software uses a complicated algorithm          Responsible for Fix.                                 Since this is a "bug" that
to calculate distance between two                  (Not counted against                                 is part of the core system,
(longitude, latitude) points. The ABT/UK           Maint Hours)                                         then it should be fixed as
team notices that the distance calculation                                                              part of the ABT ongoing
algorithm is not implemented correctly,                                                                 maintenance efforts.
which causes distances to be noticeably
incorrect. The "bug" is present in the ABT
system as well. It had not been detected.



SITUATION                                 ABT                     ABT/UK                     COMMENTS
---------                                 ---                     ------                     --------
ABT (on behalf of ABT/UK) changes         Will perform            Responsible for Fix        Since the ABT development team
the distance calculations throughout      modifications                                      simply made changes specified by
the system to multiply the US Miles       (Maintenance Hours)                                ABT/UK staff, AFT/UK staff is
distance by a conversion factor to                                                           responsible for the correction. (Had
arrive at an appropriate distance in                                                         the error occurred because the ABT
UK Miles. ABT/UK analyst provided ABT                                                        Development team had not implemented
with specification for the conversion                                                        the specification correctly, the fix
calculation and factor. As it turns                                                          would be preformed by ABT at no cost
out, the specification provided by the                                                       to the UK)
UK analyst is incorrect.

ABT/UK data provider changes format        Assist if Requested     Responsible for Fix       ABT/UK is responsible for day-to-day
of data extracts that feed ABT system.     (Maintenance Hours)                               monitoring of systems and for all data
ABT/UK staff attempt to import data                                                          inputs/outputs. Many system problems
into ABT System. Importing this data                                                         can be traced back to problems with
corrupts data in ABT System. Corrupted                                                       improper data in the system. It is not
data causes ABT system to not operate                                                        always possible to differentiate a
correctly. Depending on the extent of                                                        programming issue from a data issue
the data corruption, this problem might                                                      up front. Sometimes, it takes several
be detected immediately or it may be                                                         hours/days to determine the root cause
so subtle that it is not detected for                                                        of a problem. ABT hours spent in this
days or weeks.                                                                               Problem Identification process will be
                                                                                             charged as Maintenance Hours if the
                                                                                             root cause of the problem is found to
                                                                                             be ABT/UK responsibility.



SITUATION                                 ABT                     ABT/UK                     COMMENTS
---------                                 ---                     ------                     --------
ABT/UK IT staff develop several           Assist if Requested     Responsible for Fix        Again, the relationship between the
management reports that run against       (Maintenance Hours)                                system performance problem and the
production data. System performance                                                          execution of the management reports
is significantly impacted by execution                                                       may not be clearly understood. For
of the management reports.                                                                   example, in the first month or two of
                                                                                             operation, ABT/UK staff may develop
                                                                                             these reports and the reports may run
                                                                                             quickly because there is a relatively
                                                                                             small amount of data in the database.
                                                                                             Twelve (12) months into the operation
                                                                                             of the system, the performance seems
                                                                                             to be very poor compared to user
                                                                                             expectations. Since those reports were
                                                                                             written 9-12 months ago, the ABT/UK
                                                                                             staff don't relate the performance
                                                                                             problems to those reports. They
                                                                                             complain to ABT (Technical Support)
                                                                                             about the performance issues. ABT
                                                                                             spends two weeks trying to analyze the
                                                                                             problem. Eventually, the source of the
                                                                                             problem is identified. ABT/UK should
                                                                                             be responsible for the ABT efforts.

ABT staff train ABT/UK IT staff on        Assist if Requested     Responsible for Re-        ABT/UK is responsible for paying for
operating procedures for software.        (Maintenance Hours)     Training                   re-training.
ABT/UK IT turnover occurs, requiring
additional training.

Suppose ABT has a report that shows       Assist if Requested     Responsible for            ABT/UK management notice a
summary level purchase request            (Maintenance Hours)     Development of             discrepancy between the overall
counts sorted by dealer within sales                              new report without         purchase request report and the
region. Further, suppose the report                               exclusion                  summary report that excludes green
excludes requests that are for green                                                         cars. They report it as a bug.
cars because the ABT sales                                                                   However, ABT technical support
organization requested that exclusion                                                        doesn't consider this a bug because it
when the report was originally                                                               meets the original specification. So it
defined. (For whatever reason).                                                              is not changed. IF ABT/UK management
                                                                                             required a new report that did not
                                                                                             exclude green cars, that would
                                                                                             constitute development work and be
                                                                                             paid for with development hours.

ABT/UK does not have access to            Provide development     License new                Where a UK specific piece of third
Infopower Delphi libraries. ABT/UK        support per services    product, pay for           party software requires enhancements
finds another product that provides       agreement.              development per            to ABT/UK code ABT could do this
similar functionality. ABT asks ABT                               services agreement.        work under the Services Agreement,
to incorporate this new product in                                                           but this would be chargeable to ABT/UK.
place of the Infopower library.

Microsoft introduces a new version of     Upgrade to core         Responsible for            Where an upgrade to third party
SQL Server. ABT incorporates new          system provided to      obtaining license for      software demands adjustment to the
version of SQL Server into ABT core       UK for free under       upgraded version of        standard ABT system in order for it to



SITUATION                                 ABT                     ABT/UK                     COMMENTS
---------                                 ---                     ------                     --------
system. ABT Releases new version of       Maintenance and         SQL Server from            operate effectively, this should be
core system.                              Support Services.       Microsoft.                 treated as an upgrade to the ABT
                                          Re-localization is      ABT/UK would also          system and therefore passed on to
                                          performed at            pay for any                ABT/UK free of charge under
                                          ABT/UK's cost per       localization related       Maintenance and Support Services.
                                          services agreement.     to the new upgrade
                                                                  of the ABT system
                                                                  per services
                                                                  agreement.

                                  ATTACHMENT G

                     SOFTWARE DEVELOPMENT RESOURCE COMMITMENT PROCEDURES

1. PURPOSE. This document is designed to govern the processes for planning software Localization for ABT/UK, and to describe when ABT will be obligated to assign software engineers and other technical and management personnel to perform such Localization. In this document, assigning software engineers and other technical and management personnel to a project, and providing the services of those personnel, will be described as "committing resources." For avoidance of doubt, ABT has already agreed to its commitment of resources for the Work Order for the Initial Localization Services.

2. MAINTENANCE AND SUPPORT. This document describes the obligations of ABT to commit resources covered by the 2,500 annual pre-paid hours of Maintenance and Support services ABT is required to commit under the License and Services Agreement, as well as other resources that may be committed by ABT as described in this Attachment G. ABT will commit resources up to 1/12 of such 2500 hours (i.e. 208 hours) (the "Minimum Monthly Commitment") each month upon ABT/UK's request in its sole discretion. If ABT/UK does not request a resource commitment in a given month, or requests less than the Minimum Monthly Commitment in a given month, ABT/UK may carry forward each month's Minimum Monthly Commitment into the next 2 months. Any requests by ABT/UK for development that would require ABT to carry forward more hours, or carry forward any hours for more than one month, will be subject to the resource commitment requirements for small and large developments set forth in this Attachment G.

3. SMALL AND LARGE DEVELOPMENTS. Two processes will exist - one to manage small developments, where "small developments" means those that ABT estimates will be performed in 10 man days or less; and another to manage large developments, where "large developments" means those that ABT estimates will be performed in more than 10 man days.

4. MONTHLY MEETINGS. The parties will meet monthly to plan large and small developments. Progress on all developments will be monitored at such monthly meetings. All such meetings will take place at ABT corporate headquarters in Irvine. For large developments, ABT shall provide weekly updates by telephone or email.

5. SMALL DEVELOPMENTS. Small developments will have a lead time of 1 month; i.e. ABT may, if resources are available, but will not be obligated to, commit resources for any small development sooner than 1 month after the initial request by ABT/UK. ABT will be obligated to commit resources of a minimum of 20 man days in such month; 40 man days in the next month; and 60 man days in the next month. For example, if ABT/UK requests on January 1 for ABT to perform a small development, then ABT shall commit resources of 20 man days in February, 40 man days in March, and 60 man days in April.

6. LARGE DEVELOPMENTS. Large developments will have a lead time of 3 months; i.e. ABT may, if resources are available, but will not be obligated to, provide services for any Large Development any sooner than 3 months after the initial request by ABT/UK. ABT will be obligated to commit resources of a minimum of 60 man days in such month; 80 man days in the next month; and 100 man days in the next month. For example, if ABT/UK requests on January 1 for ABT to perform a large development, ABT shall commit resources of 60 man days in April, 80 man days in May, and 100 man days in June.

7. OVERALL COMMITMENTS. For large and small developments combined, ABT will not be obligated to commit resources of more than 200 man days in any month. Of these 200 man days, ABT will not be obligated to commit resources of more than 60 man days to small developments.

8. PRIORITY OF DEVELOPMENTS. For each new development, ABT/UK must specify which ongoing developments, if any, will be prioritized above and below the new development. Any changes to priority of developments must be agreed in writing between the parties. Unless otherwise agreed, ABT may prioritize large developments over small developments, and may further prioritize resources that it is required to commit under this Attachment G using its professional judgment. For any development that takes priority over another, ABT may, in its sole discretion, use resources that would be otherwise committed to the lower priority development to finish the higher priority development in a timely fashion, if in ABT's reasonable discretion, it is necessary to do so.

9. PENALTIES FOR LARGE DEVELOPMENTS. For a large development, if ABT fails to complete the Work Order by the estimated completion date because ABT failed to commit the resources it was required to commit under this Attachment G, ABT shall, upon ABT/UK's request, complete the development, but ABT/UK will not be obligated to pay ABT for the price of the "undelivered hours," which means resources required to be committed under Attachment G, less the resources actually provided at the estimated project completion date.

10. TECHNICAL FEASIBILITY. If ABT, in its reasonable discretion, determines that a requested Localization is not technically feasible, ABT will not be obligated to commit resources to perform such Localization.

                                  ATTACHMENT H

                              DRT END USER LICENSE


                                       DRT

                        DEALER REAL TIME ACCESS AGREEMENT



        THIS AGREEMENT IS ENTERED INTO THIS _____, DAY OF _____ BETWEEN AUTO-BY-TEL MARKETING CORPORATION, A DELAWARE CORPORATION WITH ITS PRINCIPAL PLACE OF BUSINESS LOCATED AT 18872 MACARTHUR BOULEVARD, IRVINE, CALIFORNIA 92612-1400 ("LICENSOR"), AND __________ A(N) ____________ LIMITED LIABILITY
CORPORATION, WITH ITS PRINCIPAL PLACE OF BUSINESS LOCATED AT ___________________ ("LICENSEE").

        WHEREAS, LICENSEE HAS EXECUTED AN AUTO-BY-TEL MARKETING CORPORATION NEW CAR SUBSCRIPTION AGREEMENT AND/OR "USED CAR CYBERSTORE(TM)" SUBSCRIPTION AGREEMENT; AND

        WHEREAS, LICENSOR HAS DEVELOPED AND OWNS THE RIGHT TO LICENSE CERTAIN PROPRIETARY SOFTWARE PROGRAMS COMMONLY REFERRED TO AS THE AUTO-BY-TEL DEALER REAL TIME (DRT) PROGRAM AS WELL AS RELATED INFORMATION AND DOCUMENTATION CURRENTLY RESIDING EXCLUSIVELY WITH LICENSOR; AND

        WHEREAS, LICENSEE HAS REPRESENTED TO LICENSOR THAT THEY WILL PROVIDE FOR THEMSELVES A PERSONAL COMPUTER, AND CERTAIN ANCILLARY EQUIPMENT RELATED THERETO WHICH MEETS THE MINIMUM SPECIFICATIONS SET FORTH HEREIN (TOGETHER, THE "EQUIPMENT") FOR USE IN CONNECTION WITH DRT AND

WHEREAS, LICENSOR WILL PROVIDE DATA ACCESS, PROGRAM MAINTENANCE, UPDATING AND HELP-LINE TECHNICAL SERVICES TO LICENSEE TO ASSIST LICENSEE IN THE USE OF THE PROGRAMS;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PREMISES HEREIN RECITED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES, INTENDING TO BE LEGALLY BOUND HEREBY, WARRANT, COVENANT AND AGREE AS FOLLOWS:

GRANT OF LICENSE. LICENSOR HEREBY GRANTS TO LICENSEE A NON-EXCLUSIVE, NON-TRANSFERABLE LICENSE TO ACCESS AND USE THE DRT PROPRIETARY PROGRAM AND ANY RELATED INFORMATION AND DOCUMENTATION SUPPLIED BY LICENSOR SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT.

TERM OF THIS AGREEMENT: EXCEPT AS PROVIDED HEREIN, THE RIGHTS AND OBLIGATIONS CONFERRED BY THIS AGREEMENT SHALL RUN CONCURRENTLY WITH THE TERM OF THE ABT MASTER SUBSCRIPTION AGREEMENT EXECUTED BETWEEN THE PARTIES. LICENSOR MAY IMMEDIATELY TERMINATE THIS AGREEMENT IN THE EVENT OF A MATERIAL BREACH BY LICENSEE OF ANY PROVISION OF THIS AGREEMENT, OR ANY OTHER AGREEMENT BETWEEN LICENSEE AND LICENSOR OR ANY OF THEIR RESPECTIVE AFFILIATES, INCLUDING WITHOUT LIMITATION THE ABT MASTER SUBSCRIPTION AGREEMENT. EITHER PARTY MAY VOLUNTARILY TERMINATE THIS AGREEMENT UPON 30 DAYS' WRITTEN NOTICE TO THE OTHER PARTY. UPON TERMINATION OF THIS AGREEMENT FOR ANY REASON, LICENSEE SHALL PROMPTLY DISCONTINUE USE OF THE PROGRAMS, DELETE ALL COPIES OF THE DRT PROGRAM, IF ANY, IN WHATEVER FORM, RESIDING ON ITS COMPUTERS, STORAGE MEDIA AND/OR ON HARD COPY.

RIGHT OF USE. DURING THE TERM OF THIS AGREEMENT, LICENSEE SHALL HAVE THE RIGHT TO ACCESS THE DRT PROGRAM IN CONNECTION WITH THE INTERNAL OPERATION AND MANAGEMENT OF LICENSEE'S OWN BUSINESS. LICENSEE IS PROHIBITED FROM RESELLING OR OTHERWISE ALLOWING ACCESS BY THIRD PARTIES NOT AFFILIATED WITH LICENSEE'S AUTO DEALERSHIP BUSINESS.

LICENSE FEE. LICENSEE SHALL PAY LICENSOR THE INITIAL SUM OF ____________ DOLLAR ($_________ AS CONSIDERATION FOR THE LICENSE GRANTED HEREUNDER.

MONTHLY ACCESS FEE. LICENSEE SHALL PAY LICENSOR A MONTHLY ACCESS FEE OF ONE HUNDRED AND FIFTY DOLLARS ($150.00) AND BE ENTITLED TO AN ACCESS VIA UNIQUE PASSWORD(S) ALLOWING SIMULTANEOUS LOGON FOR A MAXIMUM OF TWO USERS PER SESSION.

SYSTEM REQUIREMENTS. DEALER SHALL PROVIDE AT THEIR OWN EXPENSE A PERSONAL COMPUTER AND RELATED EQUIPMENT THAT MEETS OR EXCEEDS THE FOLLOWING MINIMUM
SPECIFICATIONS:

133 Pentium Processor; 32MB RAM; 33.6 Modem (The faster the better!); 2GB Hard Drive; Windows '95; ISP (Internet Service Provider - ie: AT & T, Netcom, MCI
 .... ); Netscape Navigator Web Browser Software (version 3.0 or later).

TECHNICAL SUPPORT. LICENSOR SHALL MAINTAIN FOR THE BENEFIT OF THE LICENSEE A TECHNICAL SUPPORT HELP-LINE. LICENSOR SHALL ESTABLISH AND STAFF SUCH HELP-LINE WITH PERSONS KNOWLEDGEABLE ABOUT THE DRT PROGRAM. THE HOURS OF AVAILABILITY SHALL BE BETWEEN 6:00 A.M. AND 5:00 P.M. PST, EXCLUDING SATURDAYS AND SUNDAYS. TECHNICIANS WILL PROVIDE ASSISTANCE TO LICENSEE WITH RESPECT TO ACCESSING AND USING THE DRT PROGRAM ONLY. TECHNICAL ASSISTANCE AND SUPPORT REGARDING COMPUTER OR RELATED HARDWARE ARE BEYOND THE SCOPE OF THIS AGREEMENT AND WILL NOT BE PROVIDED BY LICENSOR. THE HOURS OF THE AVAILABILITY OF THE HELP-LINE ARE SUBJECT TO CHANGE AT THE SOLE DISCRETION OF THE LICENSOR.

COVENANTS OF LICENSEE. DURING THE TERM OF THIS AGREEMENT:

LICENSEE SHALL ADOPT AND ENFORCE SUCH INTERNAL POLICIES, PROCEDURES AND MONITORING MECHANISMS AS ARE NECESSARY TO ENSURE THAT THE DRT PROGRAM IS USED ONLY IN ACCORDANCE WITH THIS AGREEMENT AND THAT ALL STEPS NECESSARY TO ENSURE THAT NO PERSON OR ENTITY WILL HAVE UNAUTHORIZED ACCESS TO THE PROGRAMS ARE TAKEN.

LICENSEE SHALL NOT: ASSIGN, SUBLICENSE, LEASE, ENCUMBER OR OTHERWISE TRANSFER OR ATTEMPT TO TRANSFER THE DRT PROGRAM OR ANY PORTION THEREOF; PERMIT ANY THIRD PARTY OTHER THAN THE LICENSEE OR ITS AUTHORIZED AGENT ACTING IN BEHALF OF LICENSEE, TO HAVE ACCESS TO THE DRT PASSWORDS OR TO USE PROGRAMS, WHETHER BY TIMESHARING, NETWORKING, OR ANY OTHER MEANS; DUPLICATE, MODIFY, TRANSLATE, REVERSE, ENGINEER, DECOMPILE OR DISASSEMBLE THE DRT PROGRAM; POSSESS OR USE THE PROGRAMS OR ANY PORTION THEREOF, OTHER THAN IN MACHINE READABLE OBJECT CODE; REMOVE ANY COPYRIGHT, TRADEMARK, PATENT OR OTHER PROPRIETARY NOTICES FROM THE DRT PROGRAM(S), OR ANY PORTION THEREOF WITHOUT THE EXPRESS WRITTEN CONSENT OF LICENSOR.

PROGRAM MODIFICATIONS: ONLY THE LICENSOR SHALL MAKE PROGRAM MODIFICATIONS. LICENSOR SHALL FROM TIME TO TIME PROVIDE UPGRADES AND/OR MODIFICATIONS TO THE DRT PROGRAM TO LICENSEE. LICENSEE SHALL ACCEPT ANY UPGRADES OR OTHER MODIFICATION MADE BY LICENSOR TO THE PROGRAMS.

NO WARRANTY. THE PROGRAMS ARE PROVIDED ON AN "AS-IS" BASIS. LICENSOR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

LIMITATION OF REMEDIES. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL THE LICENSOR BE LIABLE THE DAMAGES TO THE LICENSEE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR SIMILAR DAMAGES, INCLUDING ANY LOST PROFITS OR LOST DATA BEYOND THE ACCESS FEE PAID FOR THE MONTH IN WHICH THEY OCCURRED, ARISING OUT OF THE USE OR INABILITY TO USE THE DRT PROGRAM OR ANY DATA SUPPLIED THEREWITH.

PROPRIETARY DATA. LICENSEE ACKNOWLEDGES THAT THE PROGRAMS ARE PROPRIETARY TO LICENSOR AND THAT IT HAS (AND WILL HAVE) NO INTEREST THEREIN OR IN ANY MODIFICATIONS OR IMPROVEMENTS THERETO, AND HEREBY ASSIGNS TO LICENSOR ALL RIGHTS IN ANY SUCH MODIFICATIONS OR IMPROVEMENTS MADE BY OR ON BEHALF OF LICENSEE.

CONFIDENTIALITY. FOR THE PURPOSE OF THIS AGREEMENT, CONFIDENTIAL INFORMATION INCLUDES THE DRT PROGRAMS AND ALL OTHER INFORMATION PROVIDED BY LICENSOR MARKED "CONFIDENTIAL." INFORMATION SHALL NOT BE DEEMED CONFIDENTIAL INFORMATION AND LICENSEE AND LICENSEE'S EMPLOYEES SHALL HAVE NO OBLIGATION WITH RESPECT TO ANY SUCH INFORMATION IF SUCH INFORMATION: (A) IS OR FALLS INTO THE PUBLIC DOMAIN THROUGH NO WRONGFUL ACT OF LICENSEE OR THE LICENSEE'S EMPLOYEES; (B) IS RIGHTFULLY RECEIVED FROM A THIRD PARTY WHO IS WITHOUT RESTRICTION AND WITHOUT BREACH OF THIS AGREEMENT; (C)

IS APPROVED FOR RELEASE BY WRITTEN AUTHORIZATION OF AN OFFICER OF LICENSOR; OR
(D) IS DISCLOSED PURSUANT TO THE REQUIREMENTS OF A GOVERNMENTAL AGENCY OR OPERATION OF LAW.

Should the licensee or licensee's employees learn of confidential information from licensor or any other source, neither licensee nor licensee's employees shall, at any time during the term, or for one year thereafter, disclose such information to any individual, agency, company or other entity. Licensee shall not use such confidential information for licensee's own advantage other than as permitted by this agreement.

BOTH PARTIES RECOGNIZE AND ACKNOWLEDGE THAT BREACH OF THIS SECTION 13 WOULD CAUSE IRREPARABLE INJURY INADEQUATELY COMPENSABLE IN DAMAGES. ACCORDINGLY, LICENSOR MAY SEEK AND OBTAIN INJUNCTIVE RELIEF AGAINST A BREACH OR THREATENED BREACH HEREOF, IN ADDITION TO ANY OTHER LEGAL REMEDIES THAT MAY BE AVAILABLE AT LAW OR IN EQUITY.

14. ASSIGNMENT. EXCEPT FOR ASSIGNMENTS TO AFFILIATES, PROVIDED EACH SUCH AFFILIATE AGREES TO BE BOUND BY THE TERMS HEREOF, LICENSEE MAY NOT, WITHOUT LICENSOR'S PRIOR WRITTEN CONSENT, ASSIGN ITS RIGHTS OR DELEGATE ITS OBLIGATIONS UNDER THIS AGREEMENT.

SEVERABILITY. IF ANY PROVISION OF THIS AGREEMENT SHALL BE HELD TO BE INVALID, ILLEGAL OR ENFORCEABLE, SUCH DETERMINATION SHALL IN NOR WAY ALTER OR IMPAIR THE VALIDITY, LEGALITY AND ENFORCEABILITY OF THE REMAINING PROVISIONS OF THIS AGREEMENT.

GOVERNING LAW. THE FORMATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS IN EFFECT IN THE STATE OF CALIFORNIA.

ENTIRE AGREEMENT. THIS AGREEMENT AND ITS PREAMBLE CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SHALL SUPERSEDE ALL PREVIOUS ORAL AND WRITTEN PROPOSALS, NEGOTIATIONS, REPRESENTATIONS, COMMITMENTS AND OTHER COMMUNICATIONS BETWEEN THE PARTIES. THIS AGREEMENT MAY NOT BE RELEASED, DISCHARGED, CHANGED OR MODIFIED EXCEPT BY A WRITTEN INSTRUMENT THAT IS SIGNED BY DULY AUTHORIZED REPRESENTATIVES OF EACH PARTY AND THAT EXPRESSLY INTENDS SUCH RELEASE, DISCHARGE, CHANGE OR MODIFICATION.

INDEPENDENT CONTRACTORS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR CONSTRUED BY THE PARTIES OR ANY THIRD PERSON TO CREATE A FRANCHISE, AGENCY, PARTNERSHIP OR JOINT VENTURE BETWEEN LICENSOR AND LICENSEE.

WAIVER. A FAILURE OF THIS LICENSOR TO ENFORCE AT ANY TIME ANY PROVISION OF THIS AGREEMENT SHALL IN NO WAY AFFECT THE FULL RIGHT OF THE LICENSOR TO ENFORCE SUCH PROVISION AT ANY TIME THEREAFTER.